EXHIBIT 4.12

EXECUTION VERSION

22 April 2008

THE ROYAL BANK OF SCOTLAND GROUP PLC

GOLDMAN SACHS INTERNATIONAL

MERRILL LYNCH INTERNATIONAL

UBS LIMITED

THE ROYAL BANK OF SCOTLAND PLC

RIGHTS ISSUE UNDERWRITING
AGREEMENT

[Logo] FRESHFIELDS BRUCKHAUS DERINGER

EXECUTION VERSION

SCHEDULE 1 NEW SHARES TAKEN UP	47

I

EXECUTION VERSION

SCHEDULE 2 DELIVERY OF DOCUMENTS	51

PART A	51

PART B	51

PART C	54

PART D	54

SCHEDULE 3 REPRESENTATIONS, WARRANTIES AND

UNDERTAKINGS	56

SCHEDULE 4 LETTER OF CONFIRMATION	73

SCHEDULE 5 SELLING RESTRICTIONS	75

SCHEDULE 6 THE UNDERWRITERS	77

SCHEDULE 7	78

II

THIS AGREEMENT is made on 22 April 2008

Between:

(1)	THE ROYAL BANK OF SCOTLAND GROUP PLC, a company registered in Scotland with number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (the Company);

(2)	GOLDMAN SACHS INTERNATIONAL, whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (GSI); and

(3)	MERRILL LYNCH INTERNATIONAL, whose registered office is at 2 King Edward Street, London EC1A lHQ (Merrill Lynch and together with GSI, the Joint Sponsors);

(4)	UBS LIMITED, whose registered office is at 1 Finsbury Avenue, London EC2M 2PP (UBS or the Co-Bookrunner);

(5)	THE ROYAL BANK OF SCOTLAND PLC, whose registered office is at 36 Andrew Square, Edinburgh EH2 2YB (RBS, and together with GSI and Merrill Lynch, the Joint Bookrunners).

Whereas:

(A)           The Company proposes, subject, inter alia, to the passing of the Resolution, to offer the New Shares by way of rights at the Subscription Price on the terms and subject to the conditions to be set out in the Prospectus and to be set out in the Provisional Allotment Letter.

(B)           Upon the Resolution becoming effective, the Company will have sufficient authorised but unissued share capital and the Directors will have authority under section 80 of the Companies Act to allot the New Shares and for such allotment to be made as if section 89 of the Companies Act did not apply thereto.

(C)           GSI, Merrill Lynch and UBS have agreed, on a several basis, on the terms and subject to the conditions referred to in this Agreement, to underwrite the Rights Issue in the Proportionate Shares and may (but are not obliged to) seek sub-underwriters on the basis of the Draft Prospectus. In addition, the Company may appoint one or more additional Underwriters as co-managers on the terms and subject to the conditions referred to in this Agreement and Offer Letters from such additional Underwriters.

(D)           GSI and Merrill Lynch have agreed to act as Joint Sponsors for the purpose of the Prospectus to be issued in connection with the Rights Issue (save that GSI has not acted, and is not acting, as sponsor in relation to the information comprising the 28 Day Information contained in the Prospectus or any transaction related to such information).

(E)           The Company will apply for admission of the New Shares to the Official List and for admission of the New Shares to trading on the London Stock Exchange’s market for listed securities and to the regulated market of NYSE Euronext Amsterdam.

Now it is agreed as follows:

1.           Definitions

1.1           In this Agreement:

28 Day Information means the information to be contained in the Prospectus comprising the ABN Amro Accounts incorporated by reference into the Prospectus, the statement to be made by the Company pursuant to Listing Rule 13.5.28, the working capital statement to be made by the Company in respect of the Group and the no significant change statement to be made by the Company in respect of ABN Amro;

Acceptance Date means the last date for acceptance and payment under the terms of the Rights Issue as will be set out in the Prospectus or such later date as the Company and the Joint Sponsors may agree in writing;

Accounts means the audited consolidated accounts of the Group for the three years ended 31 December 2005, 2006 and 2007 (including, without limitation, the related directors’ and auditors’ reports, the consolidated profit and loss account, the balance sheets, the consolidated cashflow statement, the consolidated statement of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and all related notes);

Accounts Date means 31 December 2007;

Admission means the admission of the New Shares (nil paid and fully paid) to the Official List becoming effective in accordance with the Listing Rules and the admission of such shares (nil paid and fully paid) to trading on the London Stock Exchange’s market for listed securities becoming effective in accordance with the Admission and Disclosure Standards and the admission of the New Shares (nil paid and fully paid) to listing and trading on the regulated market of NYSE Euronext Amsterdam becoming effective in accordance with the NYSE Euronext Rule Books;

Admission and Disclosure Standards means the current Admission and Disclosure Standards published by the London Stock Exchange;

Adverse Interest means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind;

affiliate has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable;

ABN Amro means ABN Amro Holding N.V.;

ABN Amro Accounts means the audited consolidated accounts of ABN Amro and its subsidiary undertakings for the three years ended 31 December 2005, 2006 and 2007 (including, without limitation, the related directors’ and auditors’ reports, the consolidated profit and loss account, the balance sheets, the consolidated cashflow statement, the consolidated statement of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and all related notes);

associate has the meaning ascribed to it by section 52 of the Companies Act 1989;

Auditors means Deloitte & Touche LLP;

Board means the board of directors of the Company or a duly constituted and authorised committee thereof;

Business IP means the registered (including applications for registration) and material unregistered Intellectual Property Rights owned by a Group company;

Capital Resources Requirement has the meaning given in the FSA Rules;

Circular means the shareholder circular to be published in cormection with the Rights Issue, including the notice convening the EGM;

Claims means any and all claims, actions, liabilities, demands, proceedings, investigations, judgements or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against any Indemnified Person and Claim shall be construed accordingly;

Companies Act means the Companies Act 1985 or the Companies Act 2006 as the context requires;

Company’s Counsel means Linklaters LLP;

CREST means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations);

Dealing Day means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange and NYSE Euronext Amsterdam;

Directors means the persons named in the Prospectus as directors of the Company;

Disclosure Rules and Transparency Rules means the Disclosure Rules and Transparency Rules of the FSA made under section 73A of FSMA;

Draft Prospectus means the draft of the Prospectus dated 21 April 2008 in the form attached to this Agreement;

EGM means the extraordinary general meeting of the Company to be convened for the EGM Date at which, inter alia, the Resolution will be proposed;

EGM Date means the date for which the EGM is convened as will be set out in the Circular, not being later than 16 May 2008;

Euroclear means Euroclear UK & Ireland Limited;

Exchange Act means the US Securities Exchange Act of 1934, as amended;

Excluded Territories Shareholders means Ordinary Shareholders with registered addresses in the Republic of South Africa, the Commonwealth of Australia, its territories and possessions or the United States (other than to persons the Company reasonably believes to be QIBs and/or Accredited Investors who are employees of the Company and who have returned a validly executed Investor Letter in accordance with the Letter to QIBs or the Letter to Accredited Investors as applicable) on the Posting Date, the Record Date or such later date, as the context requires;

Financial Models means the budget estimates of the Group for 2008, 2009 and 2010, the consolidated management accounts and the consolidated balance sheet of the Company at 31 March 2008 and the quarterly capital projections of the Group until 2010 (with ABN Amro consolidated and proportionately consolidated) prepared by the Company and provided to the Joint Sponsors and UBS in connection with the Rights Issue;

FCPA has the meaning given to it in Schedule 3, paragraph 22.8;

Form of Proxy means the form of proxy in the form to be agreed to be sent to Ordinary Shareholders for use in connection with the EGM;

FSA means the Financial Services Authority;

FSA Rules means the FSA Handbook of Rules and Guidance as amended from time to time;

FSMA means the Financial Services and Markets Act 2000, as amended;

Fully Paid Rights means fully paid rights to acquire New Shares;

Group means the Company and its subsidiary undertakings as at the date hereof;

Group company means any company that is a member of the Group;

GSI Indemnified Persons means

(a)	GSI and any subsidiary, branch or affiliate of GSI;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub-paragraph (a) above; and

(c)
GSI, their selling agents and each person, if any, who controls GSI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and GSI’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees, and GSI Indemnified Person shall be construed accordingly.

IFRS means International Financial Reporting Standards as adopted by the European Union;

Indemnified Person means any and each GSI Indemnified Person, any and each Merrill Lynch Indemnified Person, any and each UBS Indemnified Person and any and each Other Underwriter Indemnified Person;

Intellectual Property Rights means patents, trade marks, service marks, logos, get-up, trade names, rights in designs, copyright (including rights in computer software), internet domain names, moral rights, utility models, rights in know-how, rights in databases and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

Interim Management Statement means the Interim Management Statement relating to the Group for the three months to 31 March 2008 dated 22 April 2008 and which forms part of the Press Announcement;

Investor Letter means the letters in the forms to be agreed to be executed by all subscribers for Nil Paid Rights or New Shares in the United States;

Joint Bookrunners means GSI, Merrill Lynch and RBS and Joint Bookrunner shall mean any one of them;

Joint Sponsors means GSI and Merrill Lynch and Joint Sponsor shall mean any one of them;

Letter to Accredited Investors means the cover letter in the form to be agreed, provided to certain employee shareholders of the Company or its subsidiaries in the United States in connection with the Rights Issue;

Letter to QIBs means the cover letter, in the form to be agreed, provided to certain shareholders who are QIBs in the United States in connection with the Rights Issue;

Limitation has the meaning given in Clause 14.7;

Listing Rules means the Listing Rules of the FSA made under section 73A of the FSMA;

Losses means any and all loss, damage, cost, liability, demand, charge or expense (including legal fees), in each case whether joint or several, which any Indemnified Person may suffer or incur (including, but not limited to all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 14 and/or in seeking advice regarding any Claim or in any way related to in connection with the indemnity contained in Clause 14) and Loss shall be construed accordingly;

London Stock Exchange means London Stock Exchange plc;

Material Adverse Effect means a material adverse change in, or any development reasonably likely to result in a material adverse change in or effect on, the condition (financial, operational, legal or otherwise) or in the earnings, business affairs, business prospects or financial prospects of any of (i) the Company, or (ii) the Group taken as a whole, whether or not arising in the ordinary course of business;

Material Subsidiaries means The Royal Bank of Scotland plc, National Westminster Bank pic, Ulster Bank Limited, Citizens Financial Group, Inc., Greenwich Capital Markets, Inc., RBS Insurance Group Limited and ABN Amro Bank N.V.;

Merrill Lynch Indemnified Persons means:

(a)	Merrill Lynch and any subsidiary, branch or affiliate of Merrill Lynch;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub-paragraph (a) above; and

(c)
Merrill Lynch, their selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Merrill Lynch’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees, and Merrill Lynch Indemnified Person shall be construed accordingly;

Money Laundering Laws has the meaning given to it in Schedule 3, paragraph 22.6;

New Shares means the 6,123,010,462 new Ordinary Shares which are to be allotted pursuant to the Rights Issue;

NFSA means the Netherlands Financial Supervision Act (Wet op het financieel toezicht);

Nil Paid Rights means the New Shares in nil paid form provisionally allotted to Qualifying Shareholders in connection with the Rights Issue;

Offer Letter means an offer letter in the form set out in Schedule 7;

Official List means the Official List of the UK Listing Authority;

OECD Convention has the meaning given to it in Schedule 3, paragraph 22.8;

OFAC has the meaning given to it in Schedule 3, paragraph 22.7;

Ordinary Shareholders means holders of Ordinary Shares;

Ordinary Shares means ordinary shares of 25p each in the capital of the Company;

Other Underwriter Indemnified Person means, in respect of each Underwriter other than GSI, Merrill Lynch and UBS:

(a)	that Underwriter and any subsidiary, branch or affiliate of that Underwriter;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub-paragraph (a) above; and

(c)
that Underwriter, their selling agents and each person, if any, who controls that Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and that Underwriter’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees, and Other Underwriter Indemnified Person shall be construed accordingly;

Overall Financial Resources Rule has the meaning given in the FSA Rules;

Participating Security has the meaning given to it in the Regulations;

payee has the meaning given in Clause 17;

Posting Date means the date on which the Company publishes the Prospectus;

Presentation Materials means any written materials to be used by the Company in presentations to institutional investors in connection with the Rights Issue;

Press Announcement means the press announcement dated 22 April 2008 giving details of, inter alia, the Rights Issue and containing the Interim Management Statement;

Previous Announcements means all documents issued and announcements (other than the Press Announcement and the Prospectus Press Announcement) made by or on behalf of the Company or any member of the Group to the public or the press since the Accounts Date and before the date of this Agreement;

Proportionate Share means, in relation to each Underwriter, the percentage set against its name in column 3 of Schedule 6, or such other percentage as is notified by the Joint Sponsors to the other Underwriters from time to time pursuant to Clause 5.14;

Prospectus means the prospectus (constituting a prospectus for the purposes of the FSMA, the Listing Rules and the Prospectus Rules) and also including the 28 Day Information, to be published in connection with the Rights Issue and to be passported into the Netherlands;

Prospectus Press Announcement means the press announcement to be dated the date of the Prospectus giving further details of, inter alia, the Rights Issue;

Prospectus Rules means the Prospectus Rules of the FSA made under s73A of the FSMA;

Provisional Allotment Letter means the form of renounceable provisional allotment letter, in the form to be agreed, to be issued or made available by the Company, subject to Clause 4.9, to Qualifying Non-CREST Holders in connection with the Rights Issue;

Qualifying CREST Holders means Qualifying Shareholders who hold Ordinary Shares in uncertificated form;

Qualifying Non-CREST Holders means Qualifying Shareholders who hold Ordinary Shares in certificated form;

Qualifying Shareholders means Ordinary Shareholders on the register of members of the Company as at the close of business on the Record Date;

Receiving Agent or Registrar means Computershare Investor Services PLC;

Record Date means close of business on the record date for the Rights Issue which will be set out in the Prospectus;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001/3755);

Regulatory Information Service means any of the services set out in Schedule 12 to the Listing Rules;

Relevant Documents means the Circular, the Prospectus, the Provisional Allotment Letters, any explanatory documents which may accompany the Prospectus and/or Provisional Allotment Letters and/or Circular, the Form of Proxy, the Letter to QIBs, the Letter to Accredited Investors, the Investor Letter, the Presentation Materials, the Interim Management Statement, the Press Announcement, the Prospectus Press Announcement and any other press announcement issued in connection with the Rights Issue or the offering of the New Shares;

Resolution means the resolution(s) to be set out in the notice of EGM to be contained in the Circular, inter alia, to increase the authorised share capital of the Company, to authorise the Directors to allot relevant securities of the Company so as to enable the Rights Issue to be implemented and to allot such securities as if section 89 of the Companies Act did not apply, provided that, if the Joint Sponsors consider that the same cannot be done save by way of special resolution, the Company shall consent to such changes being made to this Agreement as may, in the opinion of the Joint Sponsors, be necessary to reflect any changes required to be made to the terms of the Rights Issue so as to comply with the pre-emptive procedures required in the Companies Act;

Rights Issue means the offer of New Shares on the basis set out in Recital (A);

Securities Act means the US Securities Act of 1933, as amended, and the rules promulgated thereunder;

Selling Restrictions means the selling restrictions set out in Schedule 5;

Subscription Price means 200 pence per New Share;

Supplementary Prospectus means any supplementary prospectus published by the Company pursuant to section 87G of the FSMA;

taken up has the meaning given in Schedule 1;

tax or taxes means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, duties of customs and excise, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, stamp duty land tax and any other transfer tax or duty, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, importations, sales, use, occupation, franchise, value added, and personal property imposed by a tax authority of any jurisdiction;

UBS Indemnified Persons means:

(a)	UBS and any subsidiary, branch or affiliate of UBS;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner or employee of an undertaking specified in sub-paragraph (a) above; and

(c)
UBS, their selling agents and each person, if any, who controls UBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and UBS’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers and employees, and UBS Indemnified Person shall be construed accordingly.

UK Listing Authority means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

Underwriters means the persons set out in Schedule 6 and any additional Underwriters appointed pursuant to Clause 5.13, and Underwriter shall mean anyone of them;

Underwriters’ Counsel means Freshfields Bruckhaus Deringer;

United Kingdom means Great Britain and Northern Ireland;

United States means the United States of America, its possessions, any state of the United States of America and the District of Columbia;

VAT means value added tax or similar sales or turnover tax or levy imposed in any jurisdiction;

Verification Materials means the materials in the agreed form or form to be agreed, as the case may be, confirming the accuracy of certain information contained in the Relevant Documents as referred in Schedule 2;

Working Capital Report means the cash flow and working capital report prepared by the Auditors in the form to be agreed relating to the Group for the period to 31 December 2009, to be dated the date of the Prospectus, and supporting the working capital statements contained in the Prospectus; and

Working Capital Letter means the letter from the Auditors to the Company and the Underwriters in the form to be agreed confirming the adequacy of the Company’s working capital to be dated the date of the Prospectus.

1.2           In this Agreement unless the context otherwise requires:

(a)
a reference to certificated or certificated form in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form;

(b)
a reference to uncertificated or uncertificated form in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in uncertificated form, and title to which, by virtue of the Regulations, may be transferred by means of CREST;

(c)	words and expressions defined in the Companies Act shall bear the same meaning;

(d)	headings are for convenience only and shall not affect the construction of this Agreement;

(e)
any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under the enactment;

(f)
references in this Agreement to any document expressed to be in the agreed form or to be agreed means a document in the form initialled, for the purpose of identification only, by Company’s Counsel and Underwriters’ Counsel or (in the case of documents to be agreed) in such form as may be initialled for the purpose of identification only, in due course with the agreement of the Company and the Joint Sponsors, in each case subject to any changes which the Company and the Joint Sponsors may agree (without prejudice to the right of a Joint Sponsor to terminate this Agreement in accordance with the provisions of Clause 16.1 (g), such agreement not to be unreasonably withheld in the case of all documents except the Working Capital Report (in respect of which the Banks shall act in good faith in considering whether to agree to its form)); no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement;

(g)
any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement;

(h)
each reference in this Agreement to the Joint Sponsors or either of them, or any of the Underwriters by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Rights Issue;

(i)
any reference to the Underwriters and/or the Joint Sponsors approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement.

1.3           Unless otherwise stated, references to time are references to London time.

1.4           The expressions holding company, subsidiary undertaking and subsidiary shall have the meaning in this Agreement as in the Companies Act.

2.           Conditions

2.1           The Underwriters’ and the Joint Sponsors’ obligations under this Agreement (save for the obligations under Clauses 3.6 and 4.7 and any other obligations which fall due for performance before Admission) are conditional on:

(a)	publication of the Press Announcement through a Regulatory Information Service by no later than 7.30 a.m. on the date of this Agreement;

(b)
approval of the Prospectus as a prospectus by the UK Listing Authority and the Prospectus being filed with the FSA in accordance with the Prospectus Rules and FSMA and made available to the public by no later than 1.00 p.m. and passported into the Netherlands in accordance with the NFSA by no later than 5.00 p.m. on the date of the Prospectus Press Announcement (or such later time and/or date as the Joint Sponsors may agree in writing);

(c)
the passing of the Resolution (without amendment) at the EGM on the EGM Date (and not, except with the written agreement of the Joint Sponsors (not to be unreasonably withheld), at any adjournment of such meeting);

(d)
the representations and warranties on the part of the Company contained in this Agreement being true and accurate in all respects and not misleading in any respect on and as of the date of this Agreement, the date of publication of the Prospectus and at Admission as if they had been given and made on such date by reference to the facts and circumstances then existing, the Company being in compliance with its undertakings at all times prior to the time of Admission and no matter having arisen prior to the time of Admission which might reasonably be expected to give rise to a claim under Clause 14, save to an extent which, in any of the foregoing cases, the Joint Sponsors do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares;

(e)
no event referred to in section 87G(1) of the FSMA arising between the time of publication of the Prospectus and Admission and no Supplementary Prospectus being published by or on behalf of the Company before Admission which, in any of the foregoing cases, the Joint Sponsors (after consultation with UBS to the extent reasonably practicable in the circumstances) consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares;

(f)	the fulfilment in all material respects by the Company of its obligations under Clauses 3.1, 3.3, 4.5, 4.6, 4.7, 4.8, and 4.10 by the times (if any) specified therein;

(g)	Admission occurring not later than 8.00 a.m. on the first Dealing Day after the EGM Date or such later time and/or date (not later than 19 May 2008) as the parties may agree;

(h)	each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST (other than Admission) being satisfied on or before the EGM Date;

(i)	the Company delivering to the Underwriters’ Counsel on the Dealing Day immediately before Admission a letter in the form set out in Schedule 4 signed on behalf of the Company;

(j)	publication of the Prospectus Press Announcement through a Regulatory Information Service by no later than 7.30 a.m. on the date of publication of the Prospectus;

(k)
(a) there being no information contained in the final form of the Prospectus (or in any other publication or announcement issued or to be issued by the Company prior to or at the same time as publication of the Prospectus) that is not contained in the Press Announcement, the Previous Announcements or the Draft Prospectus; and (b) the final form of the Prospectus not differing in any respect from the Draft Prospectus, which, in either of the foregoing cases, the Joint Sponsors consider, in their sole judgement, acting in good faith, to be

(singly or in aggregate) (i) material in the context of the Rights Issue or  the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares;

(l)
the delivery to the Underwriters, in accordance with Clause 4.6, of the Working Capital Report and Working Capital Letter, in each case, in a form satisfactory to the Joint Sponsors (acting in good faith).

2.2           The Joint Sponsors may, in their absolute discretion:

(a)
extend the time or date for satisfaction of any condition set out in Clause 2.1, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or

(b)	waive the satisfaction of any such condition, other than Clauses 2.1(b), 2.1(c) and 2.1(g) in whole or in part,

by giving written notice to the Company.

2.3           If any condition set out in Clause 2.1 is not satisfied (or waived by the Joint Sponsors in their absolute discretion in accordance with Clause 2.2), or becomes incapable of being satisfied, by the required time and date therefor then:

(a)
the Joint Sponsors’ and Underwriters’ obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein); and

(b)
the Company’s obligations and agreements under Clauses 10, 11, 12, 13, 14, 15, 17 and 20 to 29 inclusive shall remain in full force and effect and the Company’s other obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein), provided that, for the avoidance of doubt, the Underwriters’ and the Joint Sponsors’ obligations under this Agreement shall not be capable of termination at any time after Admission and such obligations shall be deemed to have become unconditional on Admission (but, for the avoidance of doubt, without prejudice to any of the rights and remedies of the Underwriters or Joint Sponsors in respect of any breach by the Company of its obligations under this Agreement (including without limitation under this Clause 2)).

2.4           The Company shall use all reasonable endeavours to procure that each of the conditions referred to in Clause 2.1 is satisfied within the relevant time.

3.           Application for listing, admission to trading and to CREST

3.1           The Company undertakes to apply, before publication of the Prospectus, to:

(a)	the UK Listing Authority for admission of the New Shares to the Official List;

(b)	the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s market for listed securities;

(c)	NYSE Euronext Amsterdam for admission to listing and trading of the New Shares on the regulated market of NYSE Euronext Amsterdam; and

(d)	Euroclear for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST.

The Company shall use all reasonable endeavours to obtain permission (a) for the admission of the New Shares to the Official List, (b) for admission to trading of the New Shares on the London Stock Exchange’s market for listed securities (subject only to the allotment of the New Shares), (c) for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST (subject only to Admission) and (d) for admission of the New Shares to listing and trading on the regulated market of NYSE Euronext Amsterdam as soon as practicable and, in any event, prior to the EGM Date.

3.2           The Company undertakes to apply for formal approval of the Prospectus for the purposes of, and in accordance with, the Listing Rules and the Prospectus Rules and for the passporting of the Prospectus into the Netherlands in accordance with the NFSA and shall use all reasonable endeavours to obtain such approval and passporting as soon as practicable and in any event before despatching the Prospectus.

3.3           The Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required (a) by the UK Listing Authority and the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining Admission, and (b) to comply with the Listing Rules, the Prospectus Rules the Admission and Disclosure Standards, the FSMA and the Companies Act, and (c) by the UK Listing Authority and/or the Netherlands Authority for the Financial Markets for the passporting of the Prospectus into the Netherlands in accordance with the NFSA and (d) by Euroclear for the purposes of obtaining permission for the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST.

3.4           The Company shall notify the Joint Sponsors and the Underwriters immediately of any matter referred to in section 87G(1) of the FSMA which arises between the time that the Prospectus is formally approved by the UK Listing Authority and 11.00 a.m. on the Acceptance Date. The Company shall deal with every such matter in accordance with section 87G of the FSMA, the Listing Rules and the Prospectus Rules.

3.5           The Company shall procure (to the extent that it lies in its power to so) to be communicated or delivered to the Underwriters and the Joint Sponsors all such information and documents (signed by the appropriate person where so required) as the Underwriters and the Joint Sponsors may reasonably require to enable them to discharge their obligations hereunder and pursuant to or in connection with obtaining Admission, the Rights Issue or as may be required to comply with the requirements of the FSMA, the FSA or the London Stock Exchange. In particular, if any Underwriter is required to obtain permission from the FSA and any other relevant regulator to become a controller of the Company prior to subscribing for any New Shares pursuant to Clause 9, the Company will use all reasonable endeavours to assist such Underwriter to obtain such permission.

3.6           Each Joint Sponsor shall use its reasonable endeavours to provide to the Company such assistance as the Company shall reasonably request in connection with the procedural steps required for the performance of the obligations of the Company set out in Clauses 2.l(a), (b), (g) and (h)), and in Clause 3.1.

3.7           If, as a result of its obligations pursuant to this Agreement, any Underwriter prima facie becomes subject to an obligation to make a mandatory offer for the Company under the City Code, the Company agrees to support an application to the Panel for a waiver thereof (other than pursuant to note 7 to Rule 9.1 of the City Code or otherwise).

4.           Approval, release and delivery of documents

4.1           The Company confirms to the Joint Sponsors and the Underwriters that a meeting or meetings of the Board has been held (and/or, in the case of (c), (e), (f) and (g) below, undertakes to hold such a meeting) which has (or will have, as the case may be):

(a)	authorised the Company to enter into and perform its obligations under this Agreement;

(b)	approved the form and release of the Press Announcement and the Interim Management Statement;

(c)
approve the form of the Circular, Prospectus, Prospectus Press Release and Form of Proxy and authorised and approved the publication of the Circular, Prospectus, Prospectus Press Release, the Form of Proxy, each of the other Relevant Documents and all other documents connected with the Rights Issue and Admission, as appropriate;

(d)	approved the making of the Rights Issue;

(e)	approve the making of the applications for Admission;

(f)	approve the making of an application to Euroclear for admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST; and

(g)	authorised (or authorise, as the case may be) all necessary steps to be taken by the Company in connection with each of the above matters.

4.2           The Company shall procure delivery of the Press Announcement to a Regulatory Information Service for release not later than 7.30 a.m. on the date of this Agreement and authorises the Joint Sponsors to deliver the Press Announcement and/or the Draft Prospectus to any potential sub-underwriters of the New Shares.

4.3           The Company shall procure delivery of the Prospectus Press Announcement to a Regulatory Information Service for release not later than 7.30 a.m. on the date of the Prospectus.

4.4           Subject to the UK Listing Authority having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Rules and having issued a passporting statement to the Netherlands Authority for the Financial Markets, the Company shall:

(a)
make the Prospectus available in accordance with paragraph 3.2 of the Prospectus Rules and in accordance with the NFSA and make available to the Joint Sponsors and the Underwriters such number of copies of the Prospectus as they may reasonably require; and

(b)
despatch the Prospectus and Form of Proxy to Ordinary Shareholders other than, save as may be agreed with the Joint Sponsors, the Excluded Territories Shareholders and publish the Prospectus as soon as practicable.

4.5           Before publishing the Press Announcement, the Company shall deliver the documents referred to in Part A of Schedule 2 to the Joint Sponsors and the Underwriters, save for paragraphs 2 and 3 of Part A of Schedule 2, which the Company shall use best endeavours to deliver to the Joint Sponsors and the Underwriters as soon as practicable following publication of the Press Announcement.

4.6           Before despatching and publishing the Prospectus, the Company shall deliver the documents referred to in Part B of Schedule 2 to the Joint Sponsors and the Underwriters.

4.7           Subject to the Company supplying to the Joint Sponsors all relevant information, each Joint Sponsor shall use its reasonable endeavours to deliver to the UKLA the documents listed in Part C of Schedule 2.

4.8           Before complying with Clause 4.9, the Company shall deliver the documents referred to in Part C of Schedule 2 to the Joint Sponsors.

4.9           The Company shall procure that:

(a)
subject to paragraph (c) below, the Provisional Allotment Letters are despatched to Qualifying Non-CREST Holders other than Excluded Territories Shareholders by the last post on the date the Resolution is passed (or such later date as may be agreed with the Joint Sponsors in writing);

(b)
subject to paragraph (c) below, the Registrar instructs Euroclear to credit the stock accounts in CREST of Qualifying CREST Holders other than Excluded Territories Shareholders with their entitlements to Nil Paid Rights so that they are credited at 8.00 a.m. on the first Dealing Day after the date the Resolution is passed (or such later date as may be agreed with the Joint Sponsors in writing); and

(c)
except as may be agreed with the Joint Sponsors in writing, neither the Prospectus nor the Circular nor any Provisional Allotment Letters are sent to Excluded Territories Shareholders (in the case of such shareholders who hold their Ordinary Shares in certificated form) who have not given the Company an address in the United Kingdom for the service of notices on them; nor are the stock accounts of Excluded Territories Shareholders credited with Nil Paid Rights (in the case of such shareholders who hold their Ordinary Shares in uncertificated form).

4.10           No later than five Dealing Days prior to the EGM Date, the Company shall give each Joint Sponsor an undated letter from the Company to Euroclear confirming that each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST has been satisfied. Immediately after Admission, each Joint Sponsor shall date the letter and deliver it to Euroclear.

4.11           The Company undertakes to procure that as soon as practicable the relevant announcements referred to in paragraphs 9.5.5R and 9.6.4R of the Listing Rules shall be lodged with a Regulatory Information Service as required by such paragraphs.

5.           Appointments

5.1           The Company confirms its appointment of GSI and Merrill Lynch as Joint Sponsors in connection with the proposed Admission of the New Shares.

5.2           The Company confirms that the appointment in Clause 5.1 confers on GSI and Merrill Lynch all powers, authorities and discretions which are necessary for, or incidental to, the performance of their functions as Joint Sponsors. The Company will ratify and confirm all actions which GSI and Merrill Lynch properly and lawfully take pursuant to this appointment.

5.3           The Company acknowledges and agrees that none of the Underwriters and the Joint Sponsors are responsible for and have not authorised and will not authorise the contents of the Prospectus and that the Underwriters and the Joint Sponsors have not been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents (or any supplement or amendment to any of the foregoing).

5.4           The Company consents to each Joint Sponsor disclosing to the FSA at any time before or after Admission, any information which it in its absolute discretion deems to relate to the Company and to address non-compliance with the Listing Rules and/or the Disclosure Rules and Transparency Rules provided that where legally permitted and reasonably practicable such Joint Sponsor notifies the Company prior to making, and consults as to the timing and manner of, such disclosure.

5.5           The Company irrevocably authorises each of the Joint Sponsors and the Underwriters to give to the Registrars and/or Euroclear any instructions consistent with this Agreement and/or the Relevant Documents that it reasonably considers to be necessary for, or incidental to, the performance of its functions as sponsor or underwriter (as the case may be).

5.6           The Company acknowledges that the Joint Sponsors’ responsibilities as sponsors pursuant to the Listing Rules are owed solely to the FSA and that agreeing to act as sponsor does not of itself extend any duties or obligations to any one else, including the Company. For the avoidance of doubt, GSI has not acted, and is not acting, as sponsor in relation to the information comprising the 28 Day Information contained in the Prospectus or any transaction related to the 28 Day Information.

5.7           The Company confirms the appointment of each of the Underwriters as underwriter for the purposes of co-ordinating and underwriting the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.8           The Company confirms that the appointments in Clause 5.7 confer on each of the Underwriters all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as underwriter. The Company will ratify and confirm all actions which an Underwriter properly and lawfully takes pursuant to this appointment.

5.9           The Company confirms the appointment of GSI, Merrill Lynch and RBS as joint bookrunners for the purposes of the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.10           The Company confirms that the appointment in Clause 5.9 confers on the Joint Bookrunners all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as joint bookrunners (including the appointment of such agents and affiliates as it deems appropriate). The Company will ratify and confirm all actions which each of the Joint Bookrunners properly and lawfully takes pursuant to this appointment.

5.11           The Company confirms the appointment of UBS as co-bookrunner for the purposes of the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.12           The Company confirms that the appointment in Clause 5.11 confers on UBS all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as co-bookrunner. The Company will ratify and confirm all actions which UBS properly and lawfully takes pursuant to this appointment.

5.13           Prior to publication of the Prospectus, the Company may appoint one or more additional Underwriters as co-managers, in each case upon the terms of an Offer Letter, to be in the form set out in Schedule 7, duly executed by such additional Underwriter, provided that such an appointment will not be valid unless the Company and the Joint Sponsors (on behalf of themselves and the other Underwriters at that time) have countersigned the relevant Offer Letter (including by facsimile). Upon such countersignature, such additional Underwriter shall, subject to the terms of the relevant Offer Letter, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of an Underwriter as if originally named as an Underwriter hereunder.

5.14           Upon the appointment of an additional Underwriter pursuant to Clause 5.13, the Joint Sponsors shall, as soon as reasonably practicable thereafter, notify the other Underwriters of (i) such appointment; (ii) the revised Proportionate Share of each of the Underwriters (provided that the revised Proportionate Shares of GSI, Merrill Lynch and UBS are to be, as between themselves, in the same proportions as prior to such appointment, and further provided that the sum of the Proportionate Shares of all Underwriters shall always equal 100 per cent.; and (iii) the revised Base Fee payable to each Underwriter pursuant to Clause 10.1 (provided that the revised Base Fee of GSI, Merrill Lynch and UBS are to be payable, as between themselves, in the same proportions as prior to such appointment).

6.           Allotment

6.1           Subject to:

(a)	the formal approval by the UK Listing Authority of the Prospectus and passporting of the Prospectus into the Netherlands by not later than the date on which the Company publishes the Prospectus;

(b)
the UK Listing Authority having granted permission for the New Shares (nil paid) to be admitted to the Official List and the London Stock Exchange having granted permission for the New Shares (nil paid) to be admitted to trading on its market for listed securities and NYSE Euronext having granted permission for the New Shares (nil paid) to be admitted to listing and trading on the regulated market of the NYSE Euronext Amsterdam and the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST (subject only to the allotment of the New Shares); and

(c)	the passing of the Resolution in accordance with Clause 2.1(c),

the Company shall provisionally allot the New Shares (nil paid) on the EGM Date to all Qualifying Shareholders pursuant to a resolution of the Board. The allotment of the New Shares shall be made upon the terms and subject to the conditions set out in the Prospectus and to be set out in the Provisional Allotment Letter and on the basis referred to in Clause 6.4 for acceptance and payment in full by not later than 11.00 a.m. on the Acceptance Date. New Shares representing the aggregate of fractions of New Shares shall be provisionally allotted as directed by the Underwriters and dealt with in accordance with Clause 7.

6.2           The Company may only exercise its right in the Prospectus in relation to Qualifying CREST Holders to allot and issue the Nil Paid Rights, the Fully Paid Rights or the New Shares in certificated form if it has first obtained the Joint Sponsors’ written consent (such consent not to be unreasonably withheld or delayed).

6.3           By not later than 5.00 p.m. on the Acceptance Date, the Company will confirm the provisional allotments of the New Shares which have been taken up pursuant to a resolution of the Board and cancel the provisional allotments of the New Shares which have not been taken up. By not later than the third Dealing Day after the Acceptance Date, the Company will allot a number of New Shares equal to the number of New Shares for which provisional allotments were not taken up in favour of the persons who, pursuant to Clauses 8.4 and/or 9.1, are to subscribe for such New Shares, pursuant to a resolution of the Board, save that where any such allotment of New Shares is in favour of the Underwriters pursuant to Clause 9.1, such allotment shall be provisional and subject to the terms set out in Clause 9.4.

6.4           If a Supplementary Prospectus is issued by the Company two or fewer days prior to the date specified in the Prospectus as the Acceptance Date (or such later date as may be agreed between the parties), the parties agree that the Acceptance Date shall be extended to the date which is three Business Days after the date of issue and passporting into the Netherlands of the Supplementary Prospectus and all dates in this Agreement referable to the Acceptance Date shall also be extended mutatis mutandis.

6.5           The New Shares, when issued and fully paid, will rank pari passu in all respects with the existing issued Ordinary Shares and will be free from all liens, charges, encumbrances and equities.

7.           Sale of Fractional Entitlements

7.1           As soon as reasonably practicable following the close of business on the EGM Date, the Company shall inform each of the Underwriters of the number of New Shares representing the aggregate of fractional entitlements. The Underwriters shall (acting as agents for the Company) use their reasonable endeavours to procure that all or as many as is reasonably practicable of those Nil Paid Rights are sold through the London Stock Exchange at a premium in excess of the expenses of sale (including, without limitation, any related VAT) on the timing set out in Clause 8.4.

7.2           The Underwriters shall, by no later than the time set out in Clause 8.4, inform the Company and the Receiving Agent of the number of New Shares to be issued to buyers procured pursuant to Clause 7.1 (and specifying the number requested to be issued in certificated form and the number requested to be issued in uncertificated form). As soon as reasonably practicable after the Underwriters shall have so notified the Company:

(a)
the Company shall deliver to GSI and Merrill Lynch on behalf of themselves and the other Underwriters, or as it shall direct, nil-paid split PALs in respect of those New Shares so sold which purchasers have requested to receive in certificated form, in the names and denominations required by them; and

(b)
the Company shall procure that the Receiving Agent instructs Euroclear to credit the stock accounts in CREST (notified by the Underwriters) with the number of Nil Paid Rights that they require in respect of those New Shares so sold which purchasers have requested to receive in uncertificated form, and after the Company has complied with its obligations in Clauses 7.2(a) and 7.2(b) the Underwriters shall forthwith account to the Receiving Agent for the net proceeds of sale of those Nil Paid Rights that have been sold and the Company shall ensure that the net proceeds of sale are dealt with in accordance with Clause 7.3.

7.3           It shall be a term of each sale referred to in Clause 7.1 that the proceeds of sale shall be paid to and retained for the benefit of the Company.

7.4           The Underwriters shall have absolute discretion to procure such purchasers of Nil Paid Rights as they think fit and to determine the number of Nil Paid Rights which each such purchaser acquires.

7.5           If the Nil Paid Rights referred to in Clause 7.1 have not been sold by the time set out in Clause 8.4, they shall be dealt with in accordance with Clause 8 and Clause 9. Any net proceeds of subscription in respect of such Nil Paid Rights receivable by the Underwriters pursuant to Clause 8.5 will be paid to the Receiving Agent and will be treated as if they were net proceeds of sale for the purposes of Clause 7.3.

8.           New Shares not taken up

8.1           If, by 11.00 a.m. on the Acceptance Date, all the New Shares shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Underwriters’ obligations under Clauses 8 and 9 shall cease.

8.2           Whether or not any New Share shall have been taken up shall be determined in accordance with the provisions of Schedule 1 and the parties agree to give effect to the provisions of Schedule 1.

8.3           As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than close of business on the Acceptance Date, the Company will (or will procure that the Receiving Agent will) notify the Underwriters in writing of the number of New Shares which have not been taken up.

8.4           The Underwriters will severally endeavour to procure subscriber(s) for New Shares equivalent to the number of New Shares which are not taken up (or, at their discretion, for as many as can be so procured) upon the terms (in so far as the same are applicable) of the Prospectus and the Provisional Allotment Letter as soon as reasonably practicable and in any event by not later than 4.30 p.m. on the second Dealing Day after the Acceptance Date if an amount which is not less than the total of the Subscription Price multiplied by the number of such New Shares for which subscriber(s) are so procured and the expenses of procurement (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable) can be obtained. Any subscribers so procured by the Underwriters shall subscribe for the New Shares at the Subscription Price and any amount in excess of the Subscription Price shall be paid by the subscriber and received by the Underwriters on the basis that the same shall be applied in meeting the Underwriters’ expenses of procuring such subscription (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable) and that any balance remaining shall be received as agent for and payable to non-accepting

Qualifying Shareholders in accordance with Clause 8.7. The Underwriters shall not be obliged to endeavour to procure such subscriber(s) and may, at any time on or after the Acceptance Date, cease to endeavour to procure any such subscriber(s) if, in their opinion, it is unlikely that any such subscriber(s) can be so procured by such time and on the terms referred to above whereupon the Underwriters shall not be under any obligation to endeavour to procure any such subscriber(s).

8.5           Each Underwriter severally agrees to comply with the terms of the Selling Restrictions in seeking to procure subscribers for the purpose of Clause 8.4. Subject to compliance with the Selling Restrictions, each Underwriter shall have absolute discretion to use its reasonable endeavours to procure such subscribers in the manner and otherwise as it thinks fit. The Underwriters shall, by agreement between themselves, determine the number of New Shares which each such subscriber acquires.

8.6           The Underwriters shall:

(a)
by not later than the third Dealing Day after the Acceptance Date inform the Company of the number of New Shares to be issued in each of certificated form and uncertificated form to subscribers procured pursuant to Clause 8.4; and

(b)
in respect of the amounts received by the Underwriters in accordance with Clause 8.4 (and after deduction of the expenses of procuring subscribers, including amounts in respect of VAT which are not recoverable), by not later than the fifth Dealing Day after the Acceptance Date procure payment to:

(i)	the Company (or to the Receiving Agent on its behalf) of the Subscription Price in respect of the New Shares for which subscribers are procured pursuant to Clause 8.4; and

(ii)	to the Receiving Agent (on behalf of the persons, and in the proportions, referred to in Clause 8.7) of the balance,

against the issue of New Shares in certificated form in such names and denominations as specified by the Underwriters pursuant to paragraph (a) above in respect of the New Shares to be issued in certificated form and subject to Euroclear crediting the Underwriters’ (or their nominees’) stock accounts in CREST (notified by the Underwriters) with the number of New Shares specified by the Underwriters pursuant to paragraph (a) above in respect of the New Shares to be issued in uncertificated form.

8.7           The Company shall procure that the Receiving Agent makes payment of the amount received by the Receiving Agent pursuant to Clause 8.6(b)(ii) to the non-accepting Qualifying Shareholders to whom New Shares were provisionally allotted pro rata to their lapsed provisional entitlements as soon as practicable after receipt (save that individual amounts of less than £5.00 will not be so paid but will be paid to the Company for its own benefit). If the Nil Paid Rights were in certificated form when they lapsed, such payment shall be made to the person whose name and address appears on page one of the Provisional Allotment Letter relating to those Nil

Paid Rights. If the Nil Paid Rights were in uncertificated form when they lapsed, such payment shall be made to the person registered as the holder of those Nil Paid Rights when they were disabled in CREST.

8.8           In the absence of any frand or wilful default by an Underwriter which has been finally determined by a court of competent jurisdiction to have occurred, that Underwriter shall not be responsible, whether to the Company, any Qualifying Shareholder, any other shareholder or otherwise, for any loss or damage to any person arising from any such transactions as are mentioned in this Clause 8 or for any insufficiency or alleged insufficiency of any dealing price at which subscribers for New Shares may be procured by it or for the timing of any such subscription or for any determination by that Underwriter to cease to endeavour to procure such subscribers.

9.           Underwriting

9.1           If and to the extent that they are unable to procure subscribers in accordance with Clause 8.4, the Underwriters, as underwriters, shall procure subscribers or, subject to Clause 9.4, themselves subscribe at the Subscription Price for the New Shares not otherwise taken up and for which subscribers are not procured under Clause 8.4. The obligations of the Underwriters in this Clause 9.1 are several and not joint and each Underwriter shall be responsible only for its Proportionate Share of the New Shares not otherwise taken up and for the avoidance of doubt no Underwriter shall have any liability or obligation in respect of any default by another.

9.2           Each Underwriter shall, not later than the close of business on the fifth Dealing Day after the Acceptance Date, pay, or procure payment of, the Subscription Price for the New Shares subscribed by it (subject to Clause 9.4) under Clause 9.1 (or for which it has procured subscribers) to the Receiving Agent against credit of fully paid securities representing those New Shares to the uncertificated securities account of such Underwriter as notified by it to the Company and the Receiving Agent. Upon compliance with this Clause 9.2 by the relevant Underwriter, that Underwriter will be under no further liability to the Company.

9.3           Any subscription for New Shares under Clause 8.4 or Clause 9.1 will be made on the terms and conditions and on the basis of the information contained in the Relevant Documents (except as regards the time and method for acceptance and payment) so far as they are applicable, subject to the memorandum and articles of association of the Company and, in the case of any subscription under Clause 9.1, on the terms of this Agreement.

9.4           If the issue of New Shares to the Underwriters pursuant to Clause 6.3 of this Agreement would result in the Underwriters holding collectively an aggregate shareholding in the Company in excess of 4.99 per cent. (or such other percentage as the Underwriters determine and notify in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis taking into account the number of shares then held by the Underwriters, the Underwriters shall give advance written notice thereof to the Company no later than the third Dealing Day after the Acceptance Date and shall specify in such notice whether, as a result of the obligation to obtain the relevant regulatory approval or consent in any jurisdiction where the Company conducts banking, insurance and/or other regulated operations (the Regulatory Approvals), the Underwriters elect not to take delivery of the New Shares to the extent their collective aggregate shareholding in the Company would be in excess of 4.99 per cent. (or such other percentage as the Underwriters determine and notify in writing to the Company from time to time) (the Excess Shares). Such Excess Shares shall be provisionally allotted to the Underwriters in proportion to their commitments set forth in Clause 9.1.

If such notice specifies that the Underwriters do not elect to take delivery of the Excess Shares, the Underwriters and the Company shall promptly consult together and attempt to procure sub-underwriters to subscribe for some or all of the Excess Shares on the Second Closing Date. Should it not be possible to find sub-underwriters for all Excess Shares, then on the fifth Dealing Day after the Acceptance Date, the following shall take place:

(a)           the Underwriters shall take delivery of that number of New Shares such that their aggregate shareholding in the Company does not exceed 4.99 per cent. (or such other percentage as the Underwriters determine and notify in writing to the Company) of the total share capital of the Company on a fully-diluted basis;

(b)           the Underwriters shall pay to the Company the Subscription Price for the New Shares to be taken up by them hereunder (after applying the provisions of this Clause 9.4) (and the Excess Shares), each Underwriter paying an amount proportionate to the amount of its underwriting commitment as set forth in Clause 9.1, and such payment in respect of the Excess Shares shall not be refundable except as, and only to the extent, provided for in Clause 9.4(f) and, for the avoidance of doubt, such refund shall only be made by way of set off as therein provided;

(c)           the obligation of the Underwriters to subscribe for the Excess Shares under this Agreement shall be extended for a period of up to three months after the fifth Dealing Day after the Acceptance Date or, if such period is extended as provided under paragraph (h) of this Clause 9.4, until the end of the extended period;

(d)           as soon as possible after the fifth Dealing Day after the Acceptance Date, the Underwriters shall seek to obtain, with the assistance and cooperation of the Company, the relevant Regulatory Approvals; wherever appropriate, the Company shall initiate and/or assist in the contacts with the local regulators and use its best efforts to ensure that the relevant Regulatory Approvals are obtained within three months after the fifth Dealing Day after the Acceptance Date; if this three-month period is extended as provided under paragraph (h) of this Clause 9.4, the Company shall continue to assist and cooperate with the Underwriters so that all relevant Regulatory Approvals are obtained by the end of the extended period;

(e)           to the extent that the Underwriters have not procured subscribers for the Excess Shares, when all Regulatory Approvals shall have been obtained in all relevant countries, the Underwriters shall send to the Company a notice to announce that an Unconditional Allotment Date shall take place within five business days of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the remaining Excess Shares to the Underwriters, each Underwriter subscribing to the number of Excess Shares proportionate to its underwriting commitment set forth in Clause 9.1;

(f)           if, at any time within the period of three months following the fifth Dealing Day after the Acceptance Date (or, if such period is extended as provided under paragraph (h) hereunder, until the end of the extended period), the Underwriters are able to procure subscribers for all the remaining Excess Shares or a number of Excess Shares representing at least 1 per cent. of the total share capital of the Company then issued and outstanding, the Underwriters shall send the Company a notice to announce that an Unconditional Allotment Date shall take place within five business days of such notice; on such Unconditional Allotment Date, the provisional allotment in respect of the relevant number of Excess Shares in favour of the Underwriters shall lapse and the Company shall unconditionally allot and issue the relevant number of Excess Shares to the subscribers nominated by the Underwriters. The Subscription Price paid by the subscribers shall be paid by the subscribers to the Underwriters for the account of the Company and the Underwriters may set off the said Subscription Price against the Company’s obligation to refund to the Underwriters the Subscription Price payable under Clause 9.4(b) above on the lapse of the provisional allotment as aforesaid;

(g)           if, as a result of obtaining Regulatory Approvals in one or several countries or a determination by the Underwriters, the highest shareholding that the Underwriters would be allowed to hold in the Company according to the laws applicable in all remaining countries is higher than 4.99 per cent. (or such other percentage as the Underwriters determine and notify in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis and, hence, the Underwriters determine they are able to increase the number of Shares they collectively hold in the Company, the Underwriters shall, to the extent that they have not procured subscribers for such Excess Shares, send to the Company a notice to announce that an Unconditional Allotment Date shall take place within five business days of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the number of Excess Shares such that the number of Shares held collectively by the Underwriters reaches the highest shareholding allowed by applicable law in the countries in which Regulatory Approvals remain to be obtained or such other level as the Underwriters determine, each Underwriter subscribing to the number of Excess Shares proportionate to its underwriting commitment set forth in Clause 9.1 ;

(h)           if, on the last day of the three-month period referred to above, all or a number of Excess Shares remain to be allotted and issued, the Company shall unconditionally allot and issue on such day the remaining Excess Shares to the Underwriters, and the Underwriters shall subscribe for such Excess Shares proportionate to their underwriting commitments set forth in Clause 9.1; however, if at that time, the Underwriters determine that any necessary Regulatory Approval remains to be obtained, the Underwriters shall inform the Company by notice at least five business days prior the end of the three-month period; in such a case, the period by which all Excess Shares must be issued to the Underwriters shall be extended by three months, so as to avoid the Underwriters having to subscribe for the Excess Shares in violation of the regulatory rules applicable in any of those countries; such extension shall be granted a maximum of three times, so that the period by which the Excess Shares shall have to be unconditionally allotted and subscribed by the Underwriters shall not exceed twelve months from the fifth Dealing Day after the Acceptance Date; the Company shall use all reasonable endeavours to assist and cooperate with the Underwriters so that the Underwriters are not required to acquire the Excess Shares prior to receipt of all necessary Regulatory Approvals;

(i)           as long as any Excess Shares remain to be unconditionally allotted by the Company to the Underwriters, the Underwriters shall be treated as shareholders (in their respective underwriting proportion) for the purpose of distributions and other corporate events, and the Company shall pay or distribute such amounts to the Underwriters as will put each of them in the same position as they would have been, taking into account all relevant matters (including tax), had there been no delay in the unconditional allotment and/or issue and/or delivery of any Excess Shares to any of the Underwriters.

9.4A                      If the Underwriters collectively determine that the maximum percentage shareholding in the Company specified in Clause 9.4 shall apply to the percentage of Shares held by each Underwriter on an individual and not an aggregate basis then the provisions of Clause 9.4 shall apply, mutatis mutandis, to each Underwriter separately in respect of such New Shares as would result in such Underwriter’s holding of Shares in the Company exceeding 4.99 per cent. (or such other percentage as the Underwriters determine and notify in writing to the Company from time to time). The Underwriters shall notify the Company in writing of any determination made pursuant to this Clause 9.4A.

10.           Commissions and expenses

10.1           Subject to the Underwriters’ obligations under this Agreement having become unconditional, to this Agreement not having been terminated and to the provisions of Clause 5.14, the Company shall pay to the Underwriters in consideration for their services under this Agreement an aggregate base fee (the Base Fee) of 1.50 per cent. of the Subscription Price multiplied by the aggregate number of New Shares, payable to the Underwriters in their Proportionate Shares. The Base Fee shall be paid by the Company together with an additional amount in respect of any applicable VAT in accordance with Clause 10.7 (such VAT to be paid by the Company within 10 Business Days after the issue by any Underwriter of a valid VAT invoice).

10.2           In addition to the fees described in Clause 10.1 above, the Company may, in its sole discretion (as to payment and allocation), pay to the Underwriters a discretionary fee equal to 0.25 per cent. of the Subscription Price multiplied by the aggregate number of New Shares. Such discretionary fee shall be payable together with an additional amount in respect of any applicable VAT in accordance with Clause 10.7 (such VAT to be paid by the Company within 10 Business Days after the issue by any Underwriter of a valid VAT invoice).

10.3           Subject to the Underwriters’ obligations under this Agreement having become unconditional and to this Agreement not having been terminated, the Company shall pay RBS in consideration for its services under this Agreement an aggregate bookrunning fee of 0.05 per cent. of the Subscription Price multiplied by the aggregate number of New Shares. Such fee shall be paid by the Company together with an additional amount in respect of any applicable VAT in accordance with Clause 10.7 (such VAT to be paid by the Company within 10 Business Days after the issue by any Underwriter of a valid VAT invoice).

10.4           The Company shall pay the fees payable to the Underwriters by not later than the fifth Dealing Day following the Acceptance Date. Without prejudice to their right to receive payment directly from the Company pursuant to this Clause 10.4, the Underwriters shall be entitled and are authorised to deduct some or all of such fees and any other fee and any expense which the Company has agreed to pay the Underwriters from any amount otherwise payable by the Underwriters to the Company under this Agreement.

10.5           Out of the commissions referred to in this Clause 10, the Underwriters shall pay any sub-underwriting commissions payable to such persons (if any) as the Underwriters may procure to subscribe New Shares.

10.6           In addition to the fees and commissions referred to in Clauses 10.1, 10.2 and 10.3 the Company shall pay (whether or not the Underwriters’ and the Joint Sponsors’ obligations under this Agreement become unconditional) all costs and expenses of, or in connection with, the Rights Issue, the EGM, the allotment and issue of the New Shares and this Agreement. This shall include (but shall not be limited to) the UK Listing Authority and the London Stock Exchange and NYSE Euronext Amsterdam listing and trading fees, other regulatory fees and expenses, printing and advertising costs, postage, the Receiving Agent’s charges, its own and the Underwriters’ and the Joint Sponsors’ properly incurred legal and other out-of-pocket expenses, all accountancy and other professional fees, properly incurred public relations fees and expenses and all stamp duty and stamp duty reserve tax (if any) and other duties and taxes (other than corporation tax incurred by any of the Underwriters or the Joint Sponsors (as relevant) on the commissions payable to them under this Clause 10) in connection with the Rights Issue, provided that the Company shall not be liable for any stamp duty or stamp duty reserve tax arising as a result of any subsequent sales or transfers of, or agreements to transfer, the New Shares by any Underwriter following the subscription by such Underwriter under Clause 9 or any subscriber for New Shares. The Company shall immediately on request pay or reimburse the Underwriters or the Joint Sponsors the amount of any expenses which are to be borne by the Company and which the Underwriters (or any subscriber for New Shares) or the Joint Sponsors have paid.

10.7           Where, pursuant to this Agreement, a sum is paid or reimbursed to an Underwriter or an Indemnified Person, the Company shall also pay to that Underwriter or Indemnified Person in respect of VAT:

(a)
where the payment or reimbursement constitutes the consideration or part of it for any supply of services by that Underwriter to the Company, such amount as equals any VAT properly payable thereon and on such irrecoverable VAT, if any, as is referred to in (b) below;

(b)	(except where (c) below applies) such amount as equals any VAT charged to that Underwriter in respect of any cost, charge or expense which gives rise to or is reflected in the payment or reimbursement and which that Underwriter certifies is not recoverable by it by repayment or credit, that certificate to be conclusive save in the case of manifest error; and

(c)
on any payment or reimbursement in respect of or indemnification for costs, charges or expenses incurred by that Underwriter as agent for the Company and except where section 47(3) of the Value Added Tax Act 1994 applies, such amount as equals the amount included in the costs, charges or expenses in respect of VAT, provided that in such a case the Underwriter will use reasonable endeavours to procure that the actual supplier of the goods or services which the Underwriter received as agent issues its own VAT invoice directly to the Company.

11.           Restrictions on Actions and Announcements

11.1           Without the Joint Sponsors’ prior written consent (such consent not to be unreasonably withheld or delayed), the Company undertakes that it will not (and the Company will use all reasonable endeavours to procure that no member of the Group will) at any time prior to the date which is 60 Dealing Days after, as appropriate, the Acceptance Date or the date that the Joint Sponsors’ and the Underwriters’ obligations under this Agreement cease in accordance with Clause 2.3 or Clause 16.1:

(a)
enter into any commitment or agreement, or put itself in a position where it is obliged to announce that any commitment or agreement may be entered into, which is or is reasonably likely to be material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares, save in each case for any commitment or agreement referred to in or contemplated by a Previous Announcement or the Press Announcement; or

(b)
allot, issue (or contract to allot or issue) or grant any rights in respect of any shares of the Company or of a Group Company (except for (i) the issue by the Company of the New Shares, (ii) the issue by the Company (or any Group Company) of any Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement and disclosed in the Prospectus, (iii) the grant of options or rights under, and the allotment and issue of Ordinary Shares pursuant to options or grants granted under, the Company’s existing share schemes, in each case in accordance with normal practice, (iv) any other issue of Ordinary Shares pursuant to an obligation entered into prior to the date hereof and disclosed in the Prospectus), (v) any intra-group issues between wholly-owned subsidiaries, (vi) any issues required by relevant regulatory authorities or (vii) the issue by the Company of instruments constituting tier 2 or upper tier 2 capital for regulatory purposes (other than where such tier 2 instruments are convertible to ordinary shares); and provided that the Company shall obtain the prior written consent of the Joint Sponsors (such consent not to be unreasonably withheld or delayed) to any issue of shares by it or a Group Company that would, on issue, constitute tier 1 capital (including, without limitation, innovative tier 1) for regulatory purposes, save in respect of any issue of tier 1 capital that is otherwise permitted by sub-paragraphs (i) to (vi) above; or

(c)
circulate, distribute, publish, issue or make (nor authorise any other person to circulate, distribute, publish, issue or make) any press or other public announcement or any advertisement, statement or public communication concerning the Company and its subsidiary undertakings which is or is reasonably likely to be material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares (other than (i) an announcement, advertisement, statement or communication required by law or any regulatory body (provided that in that event (1) the Company will consult, to the extent practicable, with the Joint Sponsors before making any such release; and (2) will obtain the prior consent of any Joint Sponsor or Underwriter whose name is included in the announcement, advertisement, statement or public communication in question for such inclusion); and (ii) in respect of any public announcement, advertisement, statement or public communication in connection with any matter arising in the ordinary course of business of the Group that is not material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares, but subject always to Clause 11.2).

11.2           The Company undertakes that it will not at any time during the period ending on the date that is 60 Dealing Days following the Acceptance Date make any public announcement, advertisement, statement or communication as is referred to in Clause 11.1 or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person (including, without limitation, any matter whatsoever which would require notification by the Company to a Regulatory Information Service in accordance with the provisions of the Listing Rules or by the Company pursuant to the NFSA), without first, where reasonably practicable: (a) notifying the Joint Sponsors as to the content, form and manner of publication of such announcement, advertisement, statement or communication; (b) making available drafts of any such announcement, advertisement, statement or communication to the Joint Sponsors in sufficient time prior to its publication to allow the Joint Sponsors an opportunity to consider and comment on the same; and (c) consulting with the Joint Sponsors as to the content, form and manner of publication of such announcement, advertisement, statement or communication.

11.3           The Company undertakes to make all such announcements concerning the Rights Issue as shall be necessary to comply with the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive and section 397 of the FSMA, and the NFSA or which any of the Joint Sponsors otherwise reasonably considers to be necessary or desirable (including, without limitation, for the purposes of procuring any sub-underwriters or potential subscribers for any New Shares in accordance with this Agreement) and any of the Joint Sponsors shall be entitled to make any such announcement if the Company fails (in the opinion of such Joint Sponsor acting in good faith) promptly to fulfil its obligations under this Clause 11.3.

12.           Representations, warranties and undertakings

12.1           The Company represents, warrants and undertakes to each Underwriter and each Joint Sponsor that each statement set out in Schedule 3 is true and accurate and not misleading at the date of this Agreement and will remain true and accurate and not misleading on the date of publication of the Prospectus and at Admission by reference to the facts and circumstances then existing. The Company acknowledges that each of the Underwriters and each of the Joint Sponsors is entering into this Agreement in reliance on such representations, warranties and undertakings. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement.

12.2           The Company shall promptly notify the Underwriters and the Joint Sponsors (giving reasonable details) if it comes to the knowledge of the Company or any Director that (a) any statement in Schedule 3 was breached or untrue, inaccurate or misleading at the date of this Agreement; or (b) would, or would be reasonably likely to, be breached or untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time during the period between the date of this Agreement and the later of (i) the fifth Dealing Day after the Acceptance Date or (ii) the date on which the Underwriters’ and the Joint Sponsors’ obligations under the Agreement cease in accordance with Clauses 2.3, 8.1 and/or Clause 16.1, or if the Company is in material breach of any of its obligations under this Agreement.

12.3           The Company agrees that the Underwriters and any sub-underwriter who acquires New Shares shall be entitled to the same remedies and rights of action against the Company, and to the same extent, as any person who acquires any New Shares pursuant to the Rights Issue on the basis of the Prospectus and the Provisional Allotment Letter.

12.4           References in this Agreement to a representation, warranty or undertaking being (or not being) true and accurate or not being (or being) misleading “in any material respect” shall mean material in the context of the Rights Issue and/or the underwriting of the New Shares and/or Admission and/or post-Admission dealings in the Ordinary Shares. In that connection and otherwise in this Agreement (including, without limitation, the statements set out in Schedule 3) in relation to references to a matter which would or might be “material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares” (or similar expressions) a matter shall, without limitation, be deemed to be so material if (i) it would have been material for disclosure to potential sub-underwriters or other subscribers for New Shares had such matter existed when such sub-underwriters or other subscribers for New Shares were sought for the New Shares and/or (ii) it would be reasonably likely to have a Material Adverse Effect.

12.5           The representations, warranties and undertakings referred to in this Clause 12 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement.

12.6           Where any of the representations, warranties and undertakings are qualified by reference to awareness and/or knowledge and/or information and/or belief, that reference shall be deemed to include a statement to the effect that it has been given after making such enquiries (if any) within the Group as were (a) reasonable at the date of this Agreement and (b) due and careful thereafter.

12.7           The Company undertakes to observe and comply with the provisions in respect of overseas shareholders set out in paragraph 2.5 Part III of the Draft Prospectus under the heading “Overseas Shareholders” and the corresponding paragraph(s) of the Prospectus to the extent different.

12.8           No claim may be made against the Company for breach of Warranty under this Clause 12 in respect of any fact, matter or circumstance (including an omission) relating to the Draft Prospectus to the extent that such fact, matter or circumstance does not also constitute a breach of Warranty relating to the Prospectus. For the avoidance of doubt, the foregoing is without prejudice to the provisions of Clauses 2, 14 and 16 of this Agreement.

13.           Exclusions of liability

13.1           Without prejudice to Clause 13.2, no claim shall be made by the Company or any of its subsidiary undertakings, affiliates or associates, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement or any other agreements relating to the Rights Issue, or in connection with the Rights Issue itself except (otherwise than in connection with the matters referred to in Clauses 14.1(a), (b), (c) and (d) and otherwise than as a result of a payment made or an obligation or liability to make payment arising under Clause 14.1) to the extent only that the Loss or Claim is determined in a final judgement by a court of competent jurisdiction to have resulted from the fraud, bad faith, gross negligence or wilful default of the relevant Indemnified Person.

13.2           The Company agrees that no Indemnified Person is acting as a financial adviser (except, in the case of GSI and Merrill Lynch, solely on and subject to the strict terms of a separate engagement letter dated the date hereof entered into between the Company and each of them) or fiduciary to the Company or any other person in respect of the timing, terms, structure or price of the Rights Issue, irrespective of whether any such Indemnified Person has provided input to the Company with respect thereto. No claim shall be made under this Agreement by the Company, or any of its subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any Indemnified Person in respect of the timing, terms or structure of the Rights Issue, including the setting of the Subscription Price at a level that is too high or too low. Nothing in this Clause shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. It is acknowledged by all parties that:

(a)
subject to compliance by the relevant Indemnified Persons with the rules of the FSA, the Indemnified Persons may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any other person; and

(b)
except, in the case of GSI and Merrill Lynch, solely on and subject to the strict terms of a separate engagement letter dated the date hereof entered into between the Company and each of them, no Indemnified Person has advised the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction, the Company and any other person have consulted its own legal, tax, investment, accounting or regulatory advisers to the extent they deem appropriate, and no Indemnified Person shall have any responsibility to the Company or any other person with respect thereto.

13.3           Notwithstanding any rights or claims which the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against the Joint Sponsors or any of the Underwriters in connection with this Agreement, the Rights Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, no claim will be brought by the Company or by any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any director or any other officer and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with this Agreement or the Rights Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement.

14.           Indemnities

14.1           The Company agrees to fully and effectively indemnify and hold harmless each Indemnified Person (and whether or not any Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring before, on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) from and against any and all Losses or Claims, whatsoever, as incurred, if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with the Rights Issue, Admission or the arrangements contemplated by the Relevant Documents or the Draft Prospectus, or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to the Rights Issue, including but not limited to:

(a)
any and all Losses or Claims whatsoever, as incurred, arising out of the Relevant Documents or the Draft Prospectus, or any of them (or any amendment or supplement to any of them) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of any untrue or inaccurate statement or alleged untrue or inaccurate statement of a material fact contained in the

Relevant Documents or the Draft Prospectus, or any of them (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein not misleading in any material respect, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or

(b)
any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company of any of its obligations, including any of the Warranties, covenants and undertakings set out in this Agreement or out of the arrangements contemplated by the Relevant Documents or the Draft Prospectus, or any of them (or any amendment or supplement to any of them) or this Agreement or any other agreement relating to the Rights Issue; and/or

(c)
any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Relevant Documents or the Draft Prospectus, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the application for Admission; and/or

(d)
any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Company or any of the Directors or any of its or his agents, employees or advisers to comply with the Companies Acts, the FSMA, the Listing Rules, the Prospectus Rules, the Disclosure and Transparency Rules, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards, the NFSA and the NYSE Euronext Rule Books or any other requirement or statute or regulation in any jurisdiction in relation to the application for Admission, the Rights Issue, or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement or any other agreement relating to the Rights Issue; and/or

(e)	any and all Losses or Claims whatsoever, as incurred, suffered or incurred by such Indemnified Person:

(i)
as a person who has communicated or approved the contents of any financial promotion (other than the Relevant Documents or the Draft Prospectus, or any of them, or any amendment or supplement to any of them) made in connection with the Rights Issue or the application for Admission for the purpose of section 21 of the FSMA;

(ii)	(in the case of each of the Joint Sponsors only) in their capacity as sponsor to the Company’s application for Admission,

provided that, the indemnity contained in this Clause 14.1 shall not apply to any Losses or Claims (i) (otherwise than in connection with the matters referred to in Clauses 14.1(a), (b), (c) and (d)) to the extent finally and judicially determined to have arisen as a result of the fraud, gross negligence, bad faith or wilful default of that Indemnified Person or (ii) if and to the extent arising out of a decline in market value of the Ordinary Shares suffered or incurred by any Indemnified Person as a result of it having been required to subscribe New Shares pursuant to Clause 9.1 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company in relation to the content, publication, issue or distribution of the Relevant Documents or the Draft Prospectus or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, undertakings or covenants.

14.2           Each Indemnified Person shall (i) give notice as promptly as reasonably practicable to the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action, claim, suit, investigation or proceeding in respect of which a Claim for indemnification may be sought under this Clause 14, and (ii) as promptly as reasonably practicable notify the Company after any such action is formally commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) and shall keep the Company informed of, and, to the extent reasonably practicable, consult with the Company in relation to, all material developments in respect thereof, but in each case, only insofar as may be consistent with the terms of any relevant insurance policy and provided (in each case) that to do so would not, in such Indemnified Person’s view (acting in good faith), be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it. However, the failure to so notify the Company and keep the Company informed shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this Clause 14.

14.3           Legal advisers for Indemnified Persons shall be selected by the relevant Underwriter(s) connected with such Indemnified Persons. The Company may participate at its own expense in the defence of any action commenced against it provided however that legal advisers for the Company shall not (except with the consent of the relevant Indemnified Person) also be legal advisers for the Indemnified Person.

14.4           In no event shall the Company be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for all Indemnified Persons in connection with anyone action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

14.5           The Company shall not, without the prior written consent of the relevant Indemnified Persons (acting in good faith), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 14 or Clause 15 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

(a)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

(b)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

14.6           Each Indemnified Person which is not a party to this Agreement will have the right, under the Contracts (Rights of Third Parties) Act 1999, to enforce its rights against the Company under this Clause 14 as amended from time to time, provided that the relevant Underwriter with whom a relevant Indemnified Person is connected (without obligation) will have sole conduct of any action on behalf of each Indemnified Person connected to it. Save as set out above and other than in respect of Clause 15, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14.7           The Company will promptly notify each of the Joint Sponsors and each of the Underwriters of any limitation (whenever arising) on the extent to which the Company and/or any of its respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Company to so claim (each a Limitation) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Rights Issue, Admission or the subject matter of the obligations or services to be performed under this Agreement or in connection with the Rights Issue, by the Joint Sponsors or any of the Underwriters or on its or their behalf. Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Company, or any of its relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

14.8           The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any limitation (as defined in Clause 14.7) which the Company may have agreed with any third party.

14.9           The provisions of this Clause 14 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

15.           Contribution

15.1           If the indemnification provided for in Clause 14 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses, liabilities, Claims, damages or expenses referred to therein, then the Company shall contribute to the aggregate amount of such Losses, liabilities, Claims, damages or expenses incurred by such Indemnified Person, as incurred:

(a)
in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Joint Sponsors on the other hand from the Rights Issue and offering of New Shares pursuant to this Agreement; or

(b)
if the allocation provided by Clause 15.1(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 15.1(a) above but also the relative fault of the Company on the one hand and of the Underwriters and the Joint Sponsors on the other hand in connection with the acts or statements or omissions which resulted in such Losses, liabilities, Claims, damages or expenses, as well as any other relevant equitable considerations.

15.2           The relative benefits received by the Company on the one hand and the Underwriters and the Joint Sponsors on the other hand in connection with the Rights Issue and the offering of New Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of New Shares pursuant to this Agreement (before deducting commissions or expenses) received by the Company and the total fees and commissions received by the Underwriters bear to the total gross proceeds from the offering of New Shares.

15.3           The relative fault of the Company on the one hand and the Underwriters and the Joint Sponsors on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the Joint Sponsors and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

15.4           The Company, the Underwriters and the Joint Sponsors agree that it would not be just and equitable if contribution pursuant to this Clause 15 were determined by pro rata allocation (even if the Underwriters and the Joint Sponsors were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 15. The aggregate amount of Losses, liabilities, Claims, damages and expenses incurred by an Indemnified Person and referred to above in this Clause 15 will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or alleged act or untrue or inaccurate or alleged untrue or inaccurate statement or omission or alleged omission.

15.5           Notwithstanding the provisions of this Clause 15, none of the Underwriters or the Joint Sponsors will be required to contribute any amount in excess of the underwriting commission received by it (and which it is not liable to pay to any other underwriter or intermediary under this Agreement or otherwise) in relation to the New Shares underwritten, subscribed or purchased by such Underwriter or Joint Sponsor pursuant to this Agreement.

15.6           No person guilty of negligence, wilful default, frand or fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution from any person who was not guilty of such negligence, wilful default, fraud or fraudulent misrepresentation.

15.7           For the purposes of this Clause 15, each Indemnified Person shall have the same rights to contribution as the Underwriters and Joint Sponsors and the Underwriters’ and Joint Sponsors’ respective obligations to contribute pursuant to this Clause 15 are several, and are not joint or joint and several, in proportion to the number of Shares shown opposite each Underwriters’ and Joint Sponsors’ name in Schedule 6.

16.           Termination

16.1           If at any time on or before Admission:

(a)
there has been a breach by the Company of any of the Warranties, undertakings or covenants respectively contained in or given pursuant to Clause 12 or any other provision of this Agreement or any of the Warranties contained in Clause 12 or Schedule 3 is not or has ceased to be, true, accurate and not misleading, which, in any such case, a Joint Sponsor considers, in its sole judgement, acting in good faith, to be (singly or in the aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares, and/or (ii) such as to make it impracticable or inadvisable to proceed with the Rights Issue, the underwriting of the New Shares or Admission; or

(b)
the Company’s application to the UK Listing Authority for admission of the New Shares to the Official List and/or the Company’s application to the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s market for listed securities and/or the Company’s admission to NYSE Euronext Amsterdam for admission to listing and trading of the New Shares on the regulated market of NYSE Euronext Amsterdam is withdrawn by the Company and/or refused by the UK Listing Authority or London Stock Exchange or NYSE Euronext Amsterdam (as appropriate); or

(c)
it shall come to the notice of a Joint Sponsor that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which such Joint Sponsor considers, acting in good faith, to be (singly or in the aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and / or (ii) such as to make it impracticable or inadvisable to proceed with the Rights Issue, the underwriting of the New Shares or Admission; or

(d)
in the opinion of a Joint Sponsor, acting in good faith, there shall have been, whether or not foreseeable at the date of this Agreement, a material adverse change in or any development reasonably likely to result in a material adverse change in or affecting the condition (financial, operational, legal or otherwise), prospects, earnings, solvency, liquidity position, funding position (including, without limitation, the sources of funding available to the Company or any material withdrawal of retail or wholesale deposits from the Company or from the Group taken as a whole), business affairs or operations of the Group, taken as a whole, whether or not arising in the ordinary course of business, in each case, as a result of which a Joint Sponsor (acting in good faith) considers it to be impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares; or

(e)
(i) in the opinion of a Joint Sponsor, any matter referred to in section 87G of the FSMA has arisen between the publication of the Prospectus and Admission or (ii) any Supplementary Prospectus has been published or is due to be published by the Company which, in any such case, a Joint Sponsor considers it, in its sole judgement, acting in good faith, to be (singly or in the aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares; or

(f)	if:

(i)
there has occurred any material adverse change in the financial markets in the United States, the United Kingdom, any member state of the EEA or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, exchange rates or exchange controls, in each case in this sub-clause (i), the effect of which (either singly or together with any other event referred to in this Clause l6.1(f)) is such as to make it, in the judgement of a Joint Sponsor (acting in good faith), impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares;

(ii)
one or more downgradings have occurred, resulting in an aggregate reduction of two or more notches in the rating accorded to the debt securities of the Company or any other member of the Group by any “nationally recognised statistical rating organisation” as that term is defined by the SEC for the purposes of Rule 436(g)(2) under the

Securities Act compared to such rating as at the date of this Agreement;

(iii)
trading in any securities of the Company has been suspended or materially limited by the London Stock Exchange, NYSE Euronext Amsterdam or the New York Stock Exchange on any exchange or over-the-counter market, or if trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the London Stock Exchange or NYSE Euronext Amsterdam has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in the EEA the effect of which (either singly or together with any other event referred to in this Clause 16.1(f)) is such as to make it, in the sole judgement of a Joint Sponsor (acting in good faith) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares; or

(iv)	a banking moratorium has been declared by the United States, the United Kingdom, a member state of the EEA, or New York authorities; or

(v)
there has occurred an adverse change or a prospective adverse change since the date of this Agreement in United States, United Kingdom or Netherlands taxation affecting the Shares or the transfer thereof or exchange controls have been imposed by the United States, the United Kingdom or a member state of the EEA, in each case in this sub-clause (v), the effect of which (either singly or together with any other event referred to in this Clause 16.1(f)) is such as to make it, in the sole judgement of a Joint Sponsor (acting in good faith), impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares;

(g)	in the opinion of a Joint Sponsor:

(i)
there is information contained in the final form of Prospectus (or in any other publication or announcement issued or to be issued by the Company on or after the date of this Agreement but prior to or at the same time as publication of the Prospectus) that is not contained in the Press Announcement, the Previous Announcements or the Draft Prospectus; or

(ii)	the final form of the Prospectus differs in any respect from the Draft Prospectus,

which, in each case, such Joint Sponsor considers, in its sole judgement, acting in good faith, to be (singly or in aggregate) (i) material in the context of the Rights Issue or the underwriting of the New Shares or Admission or post-Admission dealings in the Ordinary Shares or any of the transactions contemplated by this Agreement and/or (ii) such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares, any Joint Sponsor may, in its absolute discretion (after consultation with UBS and the Company to the extent reasonably practicable; provided that a failure to do so will not invalidate any notice given under this Clause 16), by notice in writing given to the Company, terminate this Agreement, in each case except to the extent specified in Clause 16.2.

16.2           The termination of this Agreement (save to the extent specified in this Clause 16.2) pursuant to Clauses 2.3 and 16.1 shall be without prejudice to:

(a)	any claim in respect of a breach of this Agreement prior to the termination;

(b)	any obligation of the Company in respect of New Shares which have already been issued, subscribed and paid for, at the time of such termination; and

(c)	the provisions of Clauses 1, 10, 11, 12, 13, 14, this Clause 16.2, and Clauses 20 to 29 (inclusive), which will continue to apply.

17.           Withholding and Grossing Up

17.1           All sums payable by the Company to the Underwriters, the Joint Sponsors or any other Indemnified Person (for the purposes of this Clause 17 only, each a payee) under this Agreement shall be paid in pounds sterling free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

17.2           If the United Kingdom HM Revenue & Customs or any other tax authority brings into charge to tax any sum paid to a payee under this Agreement, other than payment of commission under Clause 10, (including in circumstances where any relief is available in respect of such charge to tax), then the Company shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such relief), is equal to the amount that would otherwise be payable under this Agreement. This Clause 17.2 shall apply in respect of any additional amount paid pursuant to Clause 17.1 as it applies to other amounts paid to the payee.

18.           Miscellaneous

18.1           For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for any due diligence carried out in relation to the Rights Issue and that neither the Underwriters nor the Joint Sponsors nor any of their advisers shall be responsible to the Company or any Director for any due diligence in relation thereto or for verifying the accuracy or fairness of any information published by or on behalf of the Company in connection with the Rights Issue unless it or they have agreed in writing to take specific responsibility for such due diligence or verification.

18.2           The Company agrees that for the purpose of the Rights Issue (including for the purposes of seeking to procure any sub-underwriters for the New Shares) and of obtaining Admission, none of the Underwriters nor the Joint Sponsors shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Company in respect thereof.

18.3           The Company acknowledges that the representations, warranties, undertakings and indemnities contained in this Agreement are given to the Underwriters and the Joint Sponsors in connection with Admission and the Rights Issue in each case whether in their capacities as underwriters, financial advisers or sponsor and references in this Agreement to Underwriter and Joint Sponsor shall be construed accordingly.

18.4           Notwithstanding that each of the Underwriters may act as the Company’s agent in connection with the Rights Issue, each of such persons and its agents may:

(a)
receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with the Rights Issue, and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and

(b)	keep or deal in any New Shares for which it may subscribe for its own use and benefit.

18.5           For the avoidance of doubt, the obligations of each of the Underwriters and each of the Joint Sponsors under this Agreement are separate, not joint or joint and several. Each of the Underwriters and each of the Joint Sponsors shall (except as otherwise agreed among them) have the right to protect and enforce each of its rights without joining any of the others in any proceedings.

18.6           The Company acknowledges and agrees that each of the Underwriters and each of the Joint Sponsors are acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the Rights Issue (including in connection with determining the terms of the Rights Issue) and not, in relation to the Rights Issue, as a financial advisor (except, in the case of GSI and Merrill Lynch, solely on and subject to the strict terms of a separate engagement letter dated the date hereof entered into between the Company and each of them) or a fiduciary to the Company or any other person provided however that this shall not exclude or restrict any duty or liability that any of them have under FSMA or arrangements for regulating any of them thereunder to any extent prohibited thereby.

18.7           No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Joint Sponsors, the Underwriters and the Company.

19.           Receiving Agent

The Company confirms that it has instructed the Receiving Agent to act as receiving agent in connection with the Rights Issue and the EGM and as Registrar in relation to the Nil Paid Rights and the Fully Paid Rights and to perform the obligations assigned to it under the Prospectus, the Form of Proxy, the Provisional Allotment Letters and this Agreement as receiving agent.

20.           Time of the essence

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and the Underwriters and the Joint Sponsors but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence.

21.           Waiver

21.1           Any right or remedy of the Company and the Underwriters and/or the Joint Sponsors under this Agreement shall only be waived or varied by an express waiver or variation in writing.

21.2           No failure or delay by the Company or the Underwriters and/or the Joint Sponsors in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Company, the Underwriters and/or the Joint Sponsors provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

22.           Third party rights

22.1           Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under Clause 13 provided that GSI (without obligation) will have the sole conduct of any action to enforce such rights on behalf of GSI Indemnified Persons, Merrill Lynch (without obligation) will have the sole conduct of any action to enforce rights on behalf of Merrill Lynch Indemnified Persons, UBS (without obligation) will have the sole conduct of any action to enforce such rights on behalf of UBS Indemnified Persons and each other Underwriter (without obligation) will have the sole conduct of any action to enforce such rights on behalf of that Underwriter’s Other Underwriters Indemnified Persons.

22.2           Except as provided in Clause 22.1, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Underwriters, the Joint Sponsors and the

Company may agree to terminate this Agreement or vary any of its terms without the consent of any Indemnified Person or any other third party. The Joint Sponsors and the Underwriters will have no responsibility to any Indemnified Person or any other third party under or as a result of this Agreement.

23.           Severability

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

24.           Notices

24.1           Any notice to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 24.2 or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 24.2 marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement).

Any notice so served shall be deemed to have been duly received:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission; and

(c)	in the case of pre-paid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting;

provided that if delivery by hand or fax occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day.

24.2           For the purposes of Clause 24.1, the fax numbers and addresses of each of the Underwriters and the Joint Sponsors are set out in Schedule 6 and the fax numbers and addresses of the Company and RBS are:

The Company:	RBS Gogarburn
Edinburgh
EH12 1HQ

Fax number: 0131 557 3607

For the attention of: Miller McLean

RBS	RBS Gogarburn
Edinburgh

EH12 1HQ

Fax number: 0131 557 3607

For the attention of: Miller McLean

25.           Further Assurances

The Company shall register the New Shares in the names of the successful applicants, and shall provide, and shall procure that the Directors shall provide, all information and assistance that the Underwriters and the Joint Sponsors may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that an Underwriter/or a Joint Sponsor may reasonably request in order to give effect to the Rights Issue or Admission.

26.           Assignment

No party may assign, or purport to assign: (i) this Agreement; (ii) all or any of their respective rights or obligations arising under or out of this Agreement; or (iii) the benefit of all or any of the other Parties’ obligations under this Agreement.

27.           Entire Agreement

This Agreement (together with, in the case of GSI and Merrill Lynch only, the separate engagement letter referred to in Clause 13.2 and only then in respect of the strict terms of such engagement letter as regards the provision of certain financial advice specified therein relating to the structuring of the Rights Issue and, in the case of RBS only, any engagement letter to be agreed between RBS and the Company in relation to Hoare Govett Limited performing bookrunning services for RBS) constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and replaces all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement.

28.           Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

29.           Governing law

29.1           This Agreement and the relationship among the parties to it shall be governed by and interpreted in accordance with English law.

29.2           All parties to this Agreement agree that the courts of England are (subject to Clause 29.3(a)) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection with the creation, validity, effect, interpretation or performance of, or of legal relationships established by, this Agreement or otherwise arising out of or is in connection with this

Agreement and for such purposes irrevocably submit to the exclusive jurisdiction of the English courts.

29.3           Notwithstanding the provisions of Clause 29.2, in the event that any Underwriter or Joint Sponsor or any of such Underwriter’s or Joint Sponsor’s Indemnified Persons becomes subject to proceedings brought by a third party (the Foreign Proceedings) in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the Foreign Jurisdiction), such Underwriter or Joint Sponsor shall be entitled, without objection by the Company, either:

(a)	to join the Company and/or any other person to the Foreign Proceedings; and/or

(b)
to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity against the Company and/or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.

29.4           Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 29.

29.5           Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 29 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

29.6            Each of the parties with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be the London office of the Company, at 280 Bishopsgate, London and any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being. Each of the parties with an address outside England irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Joint Sponsors or the Underwriters (for themselves or on behalf of the Indemnified Persons) requests such party to do so it shall promptly appoint another such agent with an address in England and advise each of them. If, following such request, the relevant party fails to appoint another agent, the Joint Sponsor or the Underwriters shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

29.7           The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the

Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

In witness whereof this Agreement has been duly executed under hand by the Company, RBS, each Underwriter and the Joint Sponsors or its duly authorised attorneys the day and year first above written.

SCHEDULE 1

NEW SHARES TAKEN UP

References in this Schedule to the Prospectus are to the draft of the Prospectus dated 21 April 2008 and the parties acknowledge that amendments may need to be made to this Schedule to reflect the final Prospectus

1.           Subject to paragraph 2 below, in this schedule MTM instruction means a many-to-many instruction which:

(a)	on its settlement has the effect as described in paragraph 2.2.2 of Part III of the Prospectus;

(b)	has been properly authenticated in accordance with Euroclear’s specifications as referred to in that paragraph; and

(c)	contains the information required by that paragraph.

2.           The Company may in its sole discretion treat an MTM instruction which constitutes a properly authenticated dematerialised instruction (the first instruction) as not constituting a valid acceptance in accordance with paragraph 2.2.2(vii)(d) of Part III of the Prospectus if at the time at which the Registrar receives a properly authenticated dematerialised instruction giving details of the first instruction, the Company or the Registrar has received actual notice from Euroclear of any of the matters specified in regulation 35(5)(a) of the Regulations in relation to the first instruction.

3.           A New Share shall, for the purposes of this Agreement, be treated as having been taken up if:

(a)	the New Share in nil paid form is in certificated form and the following requirements have been satisfied by 11.00 a.m. on the Acceptance Date:

(i)
a Provisional Allotment Letter relating to that New Share has been lodged for acceptance by the person to whom it was provisionally allotted or by a renouncee of the right to accept allotment together with a cheque or other remittance for the full amount payable in respect of that New Share, in accordance with the terms of the Prospectus and the Provisional Allotment Letter (or the Company exercises any discretion it has in the Prospectus to treat the Provisional Allotment Letter as binding notwithstanding it does not meet these requirements); and

(ii)	the Company has not, with the Underwriters’ and Joint Sponsors’ consent, rejected the Provisional Allotment Letter for any reason; and

(iii)	the Receiving Agent has not been notified that the cheque or other remittance has not been accepted by the drawee on first presentation.

(b)	the New Share in nil paid form is in uncertificated form and:

(i)	an MTM instruction in respect of those New Shares settles by 11.00 a.m. on the Acceptance Date; or

(ii)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus and settles by 2.00 p.m. on the Acceptance Date; or

(iii)	the following has occurred:

(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus; and

(B)	the MTM instruction has not settled by 2.00 p.m. on the Acceptance Date (or by such later time or date as the Company and the Underwriters and Joint Sponsors decide); and

(C)
the Company is not entitled to assume, in accordance with sub-paragraph (vii) of paragraph 2.2.2 of Part III of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in sub-paragraph (iv) of paragraph 2.2.2 of Part III of the Prospectus because it is aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; or

(iv)	the following has occurred:

(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus;

(B)	the MTM has not settled by 2.00 p.m. on the Acceptance Date (or by such later time or date as the Company and the Underwriters decide); and

(C)
the Company is entitled to assume, in accordance with sub-paragraph (vii) of paragraph 2.2.2 of Part III of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in sub-paragraph (iv) of paragraph 2.2.2 of Part III of the Prospectus because it is not aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; but

(D)	the Company nevertheless exercises its discretion to treat as valid the acceptance constituted by the MTM instruction; or

(v)
an MTM instruction in respect of those New Shares does not constitute a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus but the Company nevertheless exercises its discretion to treat as valid the acceptance constituted by the MTM instruction; or

(vi)	a Director has irrevocably undertaken to the Company to subscribe for such New Share.

4.           For the avoidance of doubt the Underwriters have no liability or obligation under this Agreement in relation to any New Shares if the New Shares in nil paid form are in certificated form and:

(a)
the Receiving Agent has determined in relation to an acceptance of any Provisional Allotment Letter by 11.00 a.m. on the Acceptance Date that there has been a failure to satisfy the verification of identity requirements for the purposes of the Money Laundering Regulations 2003 or the Money Laundering Regulations 2007, as applicable, in the manner contemplated in the Prospectus Press Announcement, the Prospectus and the Provisional Allotment Letter; or

(b)
the cheque or other remittance returned with the relevant Provisional Allotment Letter(s) relating to such New Shares is dishonoured after 11.00 a.m. on the Acceptance Date unless the underwriters have each been notified that the cheque or other remittance has been dishonoured prior to the Receiving Agent informing the Underwriters of the number of New Shares not taken up.

5.           If (but only if) the parties so agree, New Shares will be deemed to have been taken up by 11.00 a.m. on the Acceptance Date if the New Shares in nil paid form are in certificated form and:

(a)
a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) is received by 11.00 a.m. on the Acceptance Date from an authorised person (as defined in the FSMA) identifying those New Shares and agreeing to lodge the relevant Provisional Allotment Letter properly completed in due course; or

(b)
the relevant Provisional Allotment Letter and a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) are received by 11.00 a.m. on the first Dealing Day after the Acceptance Date by post and the cover bears a legible postmark of not later than 11.00 a.m. on the Acceptance Date.

6.           If the parties decide to extend the time for settlement of MTM instructions in accordance with paragraphs 3(b)(iii)(B) or 3(b)(iv)(B) the Company shall forthwith ask Euroclear not to disable the Nil Paid Rights until the end of that extension.

7.           As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.30 p.m. on the Acceptance Date, the Company shall, following consultation with the Underwriters, exercise its discretion in paragraphs 3(b)(iv)(D) and 3(b)(v) of this Schedule 1 reasonably.

8.           If the Company accepts:

(a)
an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor in accordance with sub-paragraph (vii)(c) of paragraph 2.2.2 of Part III of the Prospectus; or

(b)
an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor in accordance with sub-paragraph (vii)(e) of paragraph 2.2.2 of Part III of the Prospectus, as constituting a valid acceptance in respect of any New Shares, those New Shares are deemed to have been taken up.

SCHEDULE 2

DELIVERY OF DOCUMENTS

Part A

Before the Press Announcement is released the Company shall deliver the following documents to the Joint Sponsors and each of the Underwriters:

1.           A certified copy of the Memorandum and Articles of Association of the Company.

2.           A certified copy of the resolution of the Board of Directors (or of the duly authorised Committee of such Board) approving and authorising the issue and/or execution of the Press Announcement and this Agreement (and, if the said resolution is of such a Committee, a certified copy of the resolution of the Board of Directors appointing such Committee).

3.           The verification materials prepared in connection with the Press Announcement and copies of all evidence supporting answers in the notes.

4.           Certified copies of the Press Announcement.

Part B

On or prior to publication of the Prospectus, the Company shall deliver to each Joint Sponsor and each Underwriter:

1.           A copy of the Circular and Prospectus bearing evidence of the formal approval of the UK Listing Authority, pursuant to the Listing Rules and the Prospectus Rules.

2.           A copy of the passporting statement for the Prospectus issued by the UK Listing Authority to the Netherlands Authority for Financial Markets, the AMF in France, the BaFIN in Germany and the CMNV in Spain.

3.           A completed ‘Form A’, to be submitted to the FSA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA.

4.           Three original letters in the form to be agreed to the Underwriters from the Company to be dated the date of the Prospectus, addressing the following: (i) paragraphs 8.3.4, 8.4.8 and 8.4.9 and 8.4.12 and 8.4.13 of the Listing Rules, (ii) the fact that there has been no significant change in the financial and trading position, including the indebtedness position, of the Group and ABN Amro since the Accounts Date, and (iii) the adequacy of the Company’s working capital, duly signed by the Company.

5.           Three original letters in the form to be agreed to the Underwriters from the Company’s Counsel to be dated the date of the Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 and 8.4.12 and 8.4.13 of the Listing Rules.

6.           Three original letters in the form to be agreed to the Underwriters signed by each of the Directors authorising the publication of the Prospectus, accepting responsibility for information contained in the Prospectus and any Supplementary Prospectus and acknowledging their understanding of their responsibilities under the UK Listing Rules and the Disclosure Rules and Transparency Rules in accordance with paragraph 8.3.4 of the UK Listing Rules.

7.           An original or certified copy of the Verification Materials dated the date of the Prospectus.

8.           A certified copy of the minutes of the meetings of the Board, or a duly authorised committee thereof, approving the Relevant Documents, this Agreement, the Verification Materials and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the Rights Issue, including the execution, delivery and performance of this Agreement, in the agreed form.

9.           An original or certified copy of the Working Capital Report, including an opinion confirming the adequacy of the Company’s working capital, duly signed by the Auditors, in the form to be agreed, and dated the same date as the Prospectus.

10.           Three original letters in the form to be agreed duly signed by the Company’s Auditors in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3), 8.4.12 and 8.4.13 of the UK Listing Rules.

11.           Three original copies of the pro forma financial information report in the form to be agreed duly signed by the Company’s Auditors and dated the date of the Prospectus.

12.           Three original copies of the report in the form to be agreed duly signed by the Company’s Auditors on the reconciliation of ABN Amro’s financial statements dated the date of the Prospectus.

13.           Three original letters in the form to be agreed duly signed by the Auditors and dated the same date as the Prospectus:

(a)	in relation to the capital resources table and capital and indebtedness statement included in the Prospectus;

(b)	confirming the correct extraction of financial information contained in the Prospectus; and

(c)	relating to the statement in the Prospectus that there has been no significant change in the financial and trading position (including indebtedness) of the Group and of the ABN Amro Group.

14.           Three original letters in the form to be agreed duly signed by the Auditors dated the same date as the Prospectus consenting to the inclusion of the pro forma financial information report and of references thereto in the form and context in which they appear in the Prospectus.

15.           Three originals of a SAS 72 letter and SAS 72 “lookalike” letter duly signed by the Auditors and dated the same date as the Prospectus.

16.           Three originals of a letter duly signed by Ernst & Young LLP, auditors to ABN Amro with respect to the financial information of ABN Amro incorporated by reference in the Prospectus and the 28 Day Information in the agreed form and dated the same date as the Prospectus.

17.           An original of a signed Rule 10b-5 disclosure letter of Company’s Counsel dated the same date as the Prospectus.

18.           An original of a signed Rule 10b-5 disclosure letter of Freshfields Bruckhaus Deringer dated the same date as the Prospectus.

19.           Three originals of a signed “no registration” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as the Prospectus.

20.           Three originals of a signed “no registration” opinion of Freshfields Bruckhaus Deringer dated the same date as the Prospectus.

21.           A certified copy of each of the other documents stated in the Prospectus and Circular as being available for inspection.

22.           A certified copy of the minutes of the meeting of the Board appointing any committee such as is referred to in point 8 above.

23.           A copy of the Form of Proxy.

24.           A copy of the Provisional Allotment Letter.

25.           Three copies of an unsigned opinion of Company’s Counsel, as English legal advisers to the Company, in the form to be agreed dated the same date as the Prospectus.

26.           Three copies of an unsigned opinoin of Company’s Scottish counsel, as Scottish legal advisers to the Company, in the form to be agreed dated the same date as the Prospectus.

27.           Three copies of an unsigned opinion of Freshfields Bruckhaus Deringer, as English legal advisers to the Underwriters, dated the same date as the Prospectus.

28.           Memorandum of advice reminding the Directors of their responsibilities as directors of a listed company.

29.           An original letter in the form of Schedule 4 of the Underwriting Agreement signed by a director or secretary of the Company authorised to do so.

The Joint Sponsors may, in their absolute discretion, elect that delivery of any of the documents referred to in this Part B of Schedule 2 may be deferred and in lieu of any such delivery require delivery of the relevant document in a form reasonably satisfactory to them at a later time specified by the Joint Sponsors.

Part C

1.           Joint Sponsors’ Declaration to the FSA as required by Listing Rule 8.4.9 and 8.4.13

2.           Declaration as required by Listing Rule 8.7.12 relating to independence of the Joint Sponsors.

3.           An original letter in the form to be agreed from each of the Joint Sponsors to the Company duly signed by the relevant Joint Sponsor consenting to the issue of the Prospectus with the inclusion therein of the references to their names in the form and context in which they appear, and dated the same date as the Prospectus.

Part D

Following the passing of the Resolution, and prior to Admission, the Company shall deliver to the Joint Sponsors and the Underwriters:

1.           A copy of the signed application for admission of the New Shares to the Official List certified by a Director or the Secretary of the Company.

2.           A copy of the signed application for admission to trading issued by the London Stock Exchange certified by a Director or the Secretary of the Company (Form 1 of the Admission and Disclosure Standards).

3.           A copy of the signed application for admission to listing and trading of the New Shares on the regulated market of NYSE Euronext Amsterdam.

4.           A copy of the security application forms in respect of the Ordinary Shares, Nil Paid Rights and the Fully Paid Rights that have been given to Euroclear.

5.           A certified copy of the Resolution and any other ordinary or special resolutions of the Company in general meeting authorising the Directors under section 80 of the Companies Act to allot the New Shares.

6.           A certified copy of the resolution of the Board provisionally allotting the New Shares as referred to in Clause 6.1 of the Underwriting Agreement and approving and authorising the despatch or publication of the Provisional Allotment Letters.

7.           Three originals of a signed opinion of Company’s Counsel, as English legal advisers to the Company, in the form to be agreed dated the same date as Admission.

8.           An original of a signed Rule 10b-5 bring down disclosure letter of Company Counsel in the form to be agreed dated the date of Admission.

9.           An original of a signed Rule 10b-5 bring down disclosure letter of Freshfields Bruckhaus Deringer in the form to be agreed dated the date of Admission.

10.           Three originals of a signed bring-down letter of the Auditors in the agreed form.

11.           Three originals of a bring down SAS 72 letter and SAS 72 “lookalike” letter duly signed by the Auditors.

12.           A certified copy of the CREST enablement letter confirming that the conditions for admission of the New Shares to CREST are satisfied.

13.           An original letter in the form of Schedule 4 of the Underwriting Agreement signed by a director or secretary of the Company authorised to do so.

14.           Three originals of a bring-down letter duly signed by Ernst & Young LLP, auditors to ABN Amro with respect to the financial information of ABN Amro incorporated by reference in the Prospectus and the 28 Day Information in the agreed form and dated the same date as Admission.

15.           Three originals of a signed bring-down “no registration” opinion of Freshfields Bruckhaus Deringer dated the same date as Admission.

16.           Three originals of a signed bring-down “no registration” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as Admission.

17.           Three originals of a signed opinion of Company’s Scottish counsel, as Scottish legal advisers to the Company, in the agreed form dated the same date as Admission.

18.           Three originals of a signed opinion of Freshfields Bruckhaus Deringer, as English legal advisers to the Underwriters, dated the same date as Admission.

SCHEDULE 3

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

1.           Compliance

1.1           Each Group company has been duly incorporated and is validly existing as a company with limited liability under the laws of the country of its incorporation with full corporate power and authority to own, lease and operate the properties which it owns, leases and operates and to own its other assets and carry on its business as presently carried on and as intended to be carried on as described in the Draft Prospectus and, when published, the Prospectus.

1.2           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, each Group company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and all relevant foreign countries or authorities, and there is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom or any foreign country outstanding against any Group company or any person for whose acts any Group company is vicariously liable which in any of the foregoing cases would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

1.3           All licences, permissions, authorisations and consents which are material for carrying on the business of the Group have been obtained and are in full force and effect and, so far as the Company is aware, there are no circumstances which might lead to any of such licences, permissions, authorisations and consents being revoked, suspended, varied or refused renewal to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealing in the Ordinary Shares.

1.4           All sums due in respect of the issued share capital of the Company at the date of this Agreement have been paid to and received by the Company. None of the owners or holders of any of the share capital of the Company shall, with effect from Admission, have any rights, in his capacity as such, in relation to the Group other than as set out in the memorandum and articles of association of the Company.

1.5           The Company is the beneficial owner free from all Adverse Interests of the shares it holds in each Material Subsidiary.

1.6           The Company and the Directors have at all times complied with the provisions of the Company’s memorandum and articles of association and the Companies Act and, subject to the passing of the Resolution, have or will have the right, power and authority under the memorandum and articles of association of the Company, or pursuant to resolution passed in general meeting, to enter into and perform this Agreement (including, without limitation, the power to pay commissions, fees, costs and expenses provided for in this Agreement), to make the Rights Issue, to allot and issue the New Shares in certificated and uncertificated form, to issue the Relevant Documents in the manner proposed without any sanction or consent by members of the Company or any class of them and, subject to Admission, there are no other consents, authorisations or approvals required by the Company in connection with the entering into and the performance of this Agreement and the actions referred to in this paragraph 1.6 which have not been irrevocably and unconditionally obtained. The Company’s existing Ordinary Shares are participating securities in, and have not been suspended from, CREST.

1.7           The allotment and issue of the New Shares, the Rights Issue, the issue and distribution of the Relevant Documents and any other document by or on behalf of the Company in connection with Admission or the Rights Issue will comply with all agreements to which any Group company is a party or by which any such Group company is bound and will comply with (a) all applicable laws and regulations of the United Kingdom (including, without limitation, the Act, the FSMA, Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules, the Admission and Disclosure Standards) and all applicable United States and Dutch laws and regulations and (in all material respects) with, all applicable laws and regulations of any relevant jurisdiction; (b) the memorandum and articles of association of the Company; and (c) the Working Capital Report; and will not exceed or infringe any restrictions or the terms of any contract, indenture, security, obligation, commitment or arrangement by or binding upon the board of directors of any Group company or their respective properties, revenues or assets or result in the implementation of any right of pre-emption or any other material provision thereof, or result in the imposition or variation of any material rights or obligations of any Group company.

1.8           The Relevant Documents contain, or will when published contain, all particulars and information required by, and comply, or will when published comply, in all respects with the memorandum and articles of association of the Company, the Companies Act, the FSMA, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, all applicable rules and requirements of the London Stock Exchange and the FSA and all applicable US and Dutch laws and regulations and (in all material respects) all other applicable requirements of statute, statutory regulation or any regulatory body.

1.9           The New Shares will, upon allotment, be free from all Adverse Interests and will rank pari passu in all respects with the existing issued shares in the issued share capital of the Company except that such shares will not rank for the final dividend in respect of the financial year ending 31 December 2007.

1.10           The Company has complied in all material respects with the requirements of Euroclear and the Uncertificated Securities Regulations 2001.

1.11           This Agreement, and the other agreements to be entered into by the Company in connection with Admission, the Rights Issue have been or will be duly authorised, executed and delivered on behalf of the Company and assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms (subject to mandatory rules of law relating to insolvency).

1.12           The Rights Issue (including without limitation, the creation, allotment and issue of the New Shares and the publication and distribution of the Relevant Documents) will be conducted in all material respects in accordance with the terms and conditions of the Relevant Documents and the Company has complied and will comply with all laws, rules and regulations applicable to the Rights Issue in each jurisdiction in which the New Shares are offered.

1.13           Except as disclosed in the Draft Prospectus and, when published, the Prospectus and save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, there are no rights (conditional or otherwise) (i) to require the issue of any shares or other securities (including without limitation, any loan capital) or securities convertible into or exchangeable for, or warrants, rights or options to purchase, or obligations, commitments or intentions to create the same or (ii) to sell or otherwise dispose of any shares or other securities of a Group company (other than to another Group, company, as the case may be) which are outstanding and in force.

1.14           No member of the Group or any person acting on its behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

1.15           The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any New Shares (except as contemplated in this Agreement).

2.           Relevant documents

2.1           Each of the Draft Prospectus and the Relevant Documents (following publication, if applicable) (and any amendments or supplements thereto) does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.2           All expressions of opinion, intention or expectation contained in any Relevant Document (following publication, if applicable) and the Draft Prospectus are, and were on the respective dates of such Relevant Document or Draft Prospectus, honestly held by the Directors and are fairly based and have been made on reasonable grounds after due and careful consideration and enquiry.

2.3           There are no facts or matters known, or which could on reasonable enquiry have been known, to the Company or any of the Directors omitted from any Relevant Document (following publication, if applicable) or the Draft Prospectus, the omission of which would make any statement of fact or expression of opinion, intention or expectation contained in a Relevant Document or the Draft Prospectus misleading.

2.4           Having regard to the particular nature of the Company and the Group and the Company’s share capital and the other matters referred to in section 87A of the FSMA, the Draft Prospectus, taken together with the Press Announcement contains, and the Prospectus when published will contain, all information about the Group which is or might be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA.

2.5           There is no fact or circumstance which is not disclosed with sufficient prominence in the Draft Prospectus and, when published, the Prospectus which ought to be taken into account by the UK Listing Authority in considering the application for listing of the New Shares.

2.6           All information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to the Joint Sponsors and/or the Underwriters and/or the Auditors in connection with its organised due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied, and remains, true and accurate in all material respects and no further information requested has been withheld, the absence of which might reasonably be considered to be material to such due diligence enquiries or requests for information.

3.           Previous Announcements

With respect to all Previous Announcements, all statements of fact contained therein were at the date of the relevant Previous Announcement and, save to the extent corrected in any document or announcement issued or made by or on behalf of the Company subsequent thereto, remain true and accurate in all material respects and not misleading and all estimates, expressions of opinion or intention or expectation of the Directors contained therein were made on reasonable grounds and were honestly held by the Directors and were fairly based and there were no facts known (or which could on reasonable enquiry have been known by the Directors) the omission of which would make any statement of fact or estimate or statement or expression of opinion, intention or expectation in any of the Previous Announcements misleading and all Previous Announcements complied with the memorandum and articles of association of the Company, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Companies Act, the FSMA, all applicable rules and requirements of the London Stock Exchange and the FSA, the NFSA and all applicable US and Dutch laws and regulations and (in all material respects) all other applicable requirements of statute, statutory regulation or any regulatory body. There is no existing profit forecast outstanding in respect of the Company, the Group taken as a whole, or any member thereof.

4.           Derogation

Each statement made by or on behalf of the Company (and of which the Company is aware) in connection with any application to the London Stock Exchange or the UK Listing Authority for information to be omitted from the Prospectus is true, complete and accurate and not misleading. There is no information which has not been disclosed in writing to the London Stock Exchange or the UK Listing Authority in connection with such an application which by its omission makes such a statement untrue, inaccurate or misleading.

5.           Accounts

5.1           The Accounts:

(a)	have been prepared and audited in accordance and comply with lFRS, the Companies Act and all applicable laws and regulations;

(b)
give a true and fair view of the financial condition and of the state of affairs of the Company and the Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of the Company and the Group for such periods; and

(c)
either make proper provision for, or, where appropriate, in accordance with lFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed of the Group.

5.2           The ABN Amro Accounts:

(a)	have been prepared and audited in accordance and comply with IFRS, applicable Dutch law and all applicable laws and regulations;

(b)
give a true and fair view of the financial condition and of the state of affairs of ABN Amro and its subsidiary undertakings as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of ABN Amro and its subsidiary undertakings for such periods; and

(c)
either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed of ABN Amro and its subsidiary undertakings.

5.3           The pro forma financial information on the Group set out in the Draft Prospectus and, when published, the Prospectus has been duly and carefully prepared on the bases set out in Part IX of the Draft Prospectus and, when published, the Prospectus, in accordance with the Prospectus Rules and is presented on a basis consistent with the accounting principles, standards and practices normally applied by the Company.

5.4           The summary and selected financial information on the Group set out in the Draft Prospectus and, when published, the Prospectus has been duly and carefully extracted from the Accounts and has been properly compiled on a basis consistent with the accounting policies applied in the Accounts.

5.5           The capitalisation and indebtedness table set out in the Draft Prospectus and, when published, the Prospectus has been properly compiled on a basis that is consistent with the accounting policies applied in the Accounts.

5.6           No Group company has any off-balance sheet financing, investment or liability material for disclosure in the Prospectus that is not so fairly disclosed.

5.7           The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and each Group company.

5.8           The Group has an effective system of internal controls over financial reporting so as to satisfy the requirements of section 404 of the US Sarbanes Oxley Act of 2002.

5.9           There are no, and during the past five years have been no (i) material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) of the Company or the Group, (ii) changes in the Company’s internal controls over financial reporting of the Company or the Group that has materially adversely affected, or would be reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting of the Company or the Group; or (iii) fraud that involves any current member of management of the Company or (so far as the Company is aware) of any member of the Group and no material fraud that involves any employee of the Company or (so far as the Company is aware) of any member of the Group.

6.           Financial models

6.1           The Financial Models (together with the related notes, scenarios and the assumptions underlying them) have been prepared by or on behalf of the Company in good faith after due and careful enquiry and have been properly compiled on a basis which is consistent with the accounting policies of the last audited financial statements of the Company.

7.           Position since accounts date

7.1           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus (in each case), since the Accounts Date:

(a)	each Group company has carried on its respective business in the ordinary course in all material respects, and there has been no Material Adverse Effect;

(b)
there has been no material impairment to charges in respect of any assets of the Company or of any Group company, and there has been no increase in the provisions in respect of losses in relation to any mortgage, loans or other assets of the Company or of any Group company that, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares;

(c)
no Group company has, otherwise than in the ordinary course of business, entered into or assumed or incurred any contract, commitment (whether in respect of capital expenditure or otherwise), borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or any other agreement or obligation that, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, underwriting of the New Shares; Admission or post-Admission dealings in the Ordinary Shares;

(d)
other than in the ordinary course of business, no debtor has been released by the Company to an extent which (singly or in the aggregate) is material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any Group company has been deferred, subordinated or written off or has proven irrecoverable to any material extent;

(e)
no Group company has been involved in any transaction which has resulted or would be reasonably likely to result (singly or in the aggregate) in any liability for Tax on the Company or any Group company, which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares other than a transaction in the ordinary course of business or which is fairly disclosed in the Prospectus; and

(f)
no Group company has been in default in any material respect under any agreement or arrangement to which any Group company is a party and which is or is reasonably likely to be material and there are no circumstances likely to give rise to such default, to an extent which (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares,

(and, for the avoidance of doubt, references in this Agreement to the Group, Group Companies and members of the Group include, without limitation ABN Amro and each of its subsidiary undertakings).

7.2           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, since the Accounts Date, there has been no significant change in the trading or financial position of ABN Amro and its subsidiary undertakings, taken as a whole.

8.           Working capital report

8.1           All information supplied by the Company to the Joint Sponsors and/or Underwriters and/or the Auditors for the purposes of the Working Capital Report and/or any other report prepared by the Auditors in connection with the Rights Issue and in respect of any updates thereto, has been, and will be, supplied to them in good faith; and such information was (or will be, as applicable) when supplied and remains (and will remain) true and accurate in all material respects and not misleading, and no information has been (or will be) withheld the absence of which might reasonably have affected the contents of the Working Capital Report and/or any other such report.

8.2           The Working Capital Report will have been approved by the Directors or a duly authorised committee thereof and will have been made after due and careful enquiry and consideration, all statements of fact therein are true and accurate and not misleading in all material respects, all expressions of opinion, intention or expectation contained therein will be made on reasonable grounds after due and careful enquiry and consideration and honestly held by the Directors and fairly based, there will be no other facts known or which could on reasonable enquiry have been known to the Company on the date of the Working Capital Report or the date of the Prospectus or at Admission, the omission of which would make any such statement or expression in the Working Capital Report misleading, all the bases and assumptions on which the Working Capital Report will be based are and will be reasonable and, so far as the Company is aware, there will be no other assumptions on which the Working Capital Report ought to have been based which will not have been made.

8.3           The Group has sufficient working capital for its present requirements, that is for at least 12 months following the date of this Agreement and the Prospectus.

9.           Guarantees, indemnities, borrowings and default

9.1           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, and save for (i) guarantees or indemnities given by any Group company in the ordinary course of business and (ii) any indenmities given by the Company to the Joint Sponsors and/or the Underwriters, no Group company has given or has agreed to give any guarantee or indemnity or similar obligation in favour of a third party and no Group company has any current or known future liability, howsoever arising which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

9.2           No event has occurred nor have any circumstances arisen (and the making and completion of the Rights Issue and the allotment and issue of the New Shares will not give rise to any such event or circumstance) so that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of any member of the Group which is material in the context of the Group’s borrowings or working capital projections and no person to whom any indebtedness, which is material in the context of the Group’s borrowings, of any member of the Group which is payable on demand is owed has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any guarantee, indemnity or other security for, the same, which, in any of the foregoing cases, would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

9.3           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, there are no companies, undertakings, partnerships or joint ventures in existence whose results are not consolidated with the results of the Group, but whose default would affect the indebtedness or increase the contingent liabilities of the Group to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

9.4           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no event or circumstance exists, has occurred or arisen or, so far as the Company is aware, is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any Group company is a party or by which any such Group company or any of its properties, revenues or assets are bound, in any of the foregoing cases to an extent which would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

10.           Taxation

No stamp duty, stamp duty reserve tax or other issuance or transfer taxes or similar duties are payable in connection with the allotment, issue and delivery of the New Shares by the Company in accordance with the terms of this Agreement, save for any stamp duty or stamp duty reserve tax payable under sections 67, 70, 93 or 96 of the Finance Act 1986 in relation to the issue of the New Shares and save that no warranty is given in respect of any such duties or taxes arising in respect of the allotment and issue of Excess Shares to subscribers nominated by the Underwriters pursuant to Clause 9.4(f).

11.           Litigation

11.1           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no Group company nor any of its officers or agents or employees is involved, or has during the recent past (being not less than 12 months ending on the date of this Agreement) been involved in any civil, criminal, arbitration, administrative, governmental or other proceedings or governmental regulatory or similar investigation or enquiry, whether as plaintiff, defendant or otherwise which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

11.2           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no litigation or arbitration, administrative, governmental, civil, criminal or other proceedings nor governmental, regulatory or similar investigation or enquiry are pending or have been threatened by or against any Group company or any of their respective officers, agents or employees in relation to the affairs of any Group company and, to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal, governmental, civil, or other proceedings or governmental, regulatory or similar investigation or enquiry, in each case, to an extent which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

11.3           No Group company nor any of its officers or agents or employees in relation to the affairs of any Group company has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which in any of the foregoing cases is still in force and which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

11.4           For the purpose of this paragraph 11.4, proceedings includes any action by any governmental, public or regulatory authority (including any investment exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition, taxation matters or matters concerning Intellectual Property Rights).

12.           Intellectual property

12.1           Except to an extent that would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, the Group does not infringe the Intellectual Property Rights of any third party nor so far as the Company is aware does any third party infringe the Intellectual Property Rights owned or used by the Group.

12.2           All material Intellectual Property Rights used by the Group are either legally or beneficially owned by the Group in all material respects or are used under a licence and are not subject to any Adverse Interests to an extent that would or might (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

12.3           Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights registered in the name of a Group company (if any) are beneficially owned by it and subsisting and if granted not subject to revocation and (ii) all requisite registration and renewal fees in respect thereof have been duly and timeously paid.

12.4           Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights owned and used or reasonably likely to be used by the Group and capable of legal protection are subject to appropriate and enforceable protection (including, where reasonably appropriate, by registration), and (ii) so far as the Company is aware there is no restriction of the Group’s rights to use any Intellectual Property Rights owned by or licensed to the Company to engage in any of the activities presently or proposed to be undertaken by it.

13.           Arrangements with directors and shareholders

13.1           Save as fairly disclosed in the Draft Prospectus and, when published, the Prospectus:

(a)
except the articles of association of the Company and any service agreement with a Director and any contracts entered into in the ordinary course of business, there are no existing contracts or engagements or other arrangements to which any Group company is a party and in which any of the directors of any Group company and/or any associate of any of them is interested which would be material in the context of the Rights Issue, underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares; and to the extent that any such contracts, engagements or other arrangements exist they comply with the related party requirements of the Listing Rules of the UKLA (or other relevant regulator);

(b)	no Shareholder has any rights, in his capacity as such, in relation to any Group company other than as set out in the articles of association of the Company;

(c)
the Company is not aware of any claim, demand or right of action against any Group company otherwise than for accrued remuneration in accordance with their contracts of employment by any officer or employee (or former officer or employee) of the Group and/or any associate of them in any of the foregoing cases, to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares;

(d)
so far as the Company is aware, no Director nor any person connected with such Director nor any of the employees of the Group nor any person connected with any such employee is in breach of any restrictive covenant, employment agreement or contract for services which would, or would be reasonably likely to, affect the Company or any other Group company and so far as the Company is aware, there are no circumstances which might give rise to any claim of such a breach or any other dispute with any employer, former employer or other person for whom any Director or employee of the Group provides or has provided services, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares; and

(e)
no Director nor any director of any Material Subsidiary has given notice of termination of his contract of employment. So far as the Company is aware, no Director nor any director of any Material Subsidiary has indicated an intention to resign.

13.2           For the purpose of this paragraph 13, associate has the meaning:

(a)	in the case of an individual, given to “connected person” under section 346 of the Companies Act; and

(b)	in the case of a body corporate, given to “associated company” in sections 416 et seq of the Income and Corporation Taxes Act 1988.

14.           Competition

14.1           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no Group company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under any relevant legislation in any territory regarding anti-competitive or restrictive trade or business practices or which falls within Articles 81 and/or 82 of the EC Treaty, or otherwise, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

14.2           Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no Group company is, or has been, in connection with its business or that of any other Group company, engaged in any practice which contravenes any such legislation as is referred to in the preceding paragraph or which is under investigation by any authority referred to in the preceding paragraph or which is the subject of undertakings to any such authority and, so far as the Company is aware, none of the practices carried on by any Group company contravenes or may contravene any such legislation or is reasonably likely to be subject to such investigation, in any of the foregoing cases to an extent that would, or would be reasonably likely to, be (singly or in the aggregate) material in the context ofthe Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

15.           Insurance

The Group is insured to adequate levels against all risks which the Company reasonably believes to be commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Group might reasonably be expected to insure in the particular circumstances of the businesses carried on by each Group company, all such insurances are in full force and effect and to the best knowledge, information and belief of the Company, there are no circumstances which could render any such insurances void or voidable and there is no material insurance claim, pending, threatened or outstanding against any Group company and all premiums due in respect of all insurances have been duly paid.

16.           Information technology

Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus and save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares:

(a)	systems used or planned to be used in connection with the businesses of the Group are all the systems required for the present needs of the business of the

Group, including, without limitation, as to system capacity and ability to process current peak volumes and anticipated volumes in a timely manner;

(b)
in the 12 months prior to the date of this Agreement, the Group not suffered any failures or bugs in or breakdowns of any systems used in connection with the businesses of the Group which have caused any substantial disruption or interruption in or to its use and the Company is not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the date of this Agreement on the same basis as it is presently used;

(c)
all hardware comprised in any systems, excluding any software and any external communications lines, used in the businesses of the Group are owned (except those items which are subject to finance leases) and operated by and are under the control of a Group company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Group or (where governed by outsourcing or other similar arrangements) are otherwise openly accessible to the Group; and

(d)	each Group company is validly licensed to use the software used in its business.

17.           Rating

Except as fairly disclosed in the Draft Prospectus and save for the potential downgrade referred to in the draft Moody’s press release dated 22 April 2008 and except as fairly disclosed, when published, in the Prospectus, the Company has not received notice of any intended or potential downgrading of the rating assigned to any of the Company’s (or any other member of its Group’s) credit or debt by a ratings agency and (other than awareness of publicly known general market conditions and speculation) is not aware of a specific fact, circumstance or condition in respect of itself or any Group company from which or a combination of any of which, when considered in the context of current market conditions and speculation in the financial services sector, it could reasonably expect such a downgrade to be threatened or to occur. Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, no ratings agency has placed the Company or any Group company or any of the Company’s or any Group company’s debt on credit watch.

18.           Share Schemes

18.1           The particulars of the employees schemes contained in the Draft Prospectus and, when published, the Prospectus or any Supplementary Prospectus and, in particular, the information as to the dates on which options or other rights may be exercised and the number of options or other rights granted (conditionally or otherwise) on or before the date of this Agreement are accurate in all material respects and not misleading.

18.2           Except as fairly disclosed in the Draft Prospectus and, when published in the Prospectus and save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, except for options or other rights granted under the Company’s approved share option schemes in accordance with normal practice, there are no arrangements which (contingently or otherwise) may give rise to an obligation on the Company or any Group company to allot, issue or grant any relevant securities as defined in section 80 of the Companies Act

19.           Pension schemes

Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus, and save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attaimnent of a specified age or on the completion of a specified number of years of service.

20.           Agreements

Except as fairly disclosed in the Draft Prospectus and, when published, the Prospectus and save otherwise as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of the Company or a Material Subsidiary (including, without limitation, an option or right of pre-emption or conversion).

21.           Insolvency

21.1           No Group company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or is otherwise insolvent.

21.2           No order has been made, petition presented or resolutions passed for the winding up of any Group company and no meeting has been convened for the purpose of winding up any Group company. No Group company has been a party to any transaction which could be avoided in a winding up.

21.3           No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any Group company.

21.4           By reason of actual or anticipated financial difficulties, no Group company has commenced discussions with the FSA, the Bank of England, the European Central Bank or any other regulatory authority to obtain stand-by or emergency funding (whether by way of repo transactions or otherwise) or has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors.

22.           Regulatory

22.1           Each Group Company required to be licensed (as a bank or otherwise) is duly licensed in its jurisdiction of incorporation and domicile and, except as would not reasonably be expected to be material, is duly licensed or authorised in each other jurisdiction where it is required to be licensed or authorised to conduct its business as described in the Draft Prospectus and, when published, the Prospectus.

22.2           Save as disclosed in the Draft Prospectus and, when published, the Prospectus, no Group Company nor any of its officers has failed to comply with any statutory provision or any rules, regulations, directions, requirements, notices and provisions of the FSA or any other regulatory body applying to such Group Company in relation to its business including (without limitation) in respect of the maintenance of its Capital Resources Requirement and satisfaction of the Overall Financial Adequacy Rule and any equivalent capital requirements in any other jurisdiction that are applicable to any Group Company; no obligation has arisen in respect of the general notification requirements under Chapter 15.3 of SUP, save in any of the foregoing cases to an extent which would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares.

22.3           There are no facts or circumstances, which have not been included in the Draft Prospectus and, when published, the Prospectus or any other information provided to the UKLA, which would cause the UKLA not to be satisfied that the Company’s capital adequacy is regulated by the FSA or suitably regulated by another regulatory body.

22.4           Save as fairly disclosed in the Draft Prospectus and, when published, the Prospectus or otherwise as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, no Group Company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence) or disciplinary proceeding by the FSA or any other regulatory body having jurisdiction over such Group Company, and no such investigation, enforcement action or disciplinary proceeding is threatened or pending.

22.5           Save as disclosed in the Draft Prospectus and, when published, the Prospectus or otherwise as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the New Shares, Admission or post-Admission dealings in the Ordinary Shares, the Company is not subject to any special or additional surveillance by the FSA or to any special or additional reporting requirements in relation to its assets, liquidity position, funding position or otherwise and the Company is not subject to any visits, beyond customary visits, by the FSA.

22.6           The operations of the each Group company are and have been conducted at all times in material compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

22.7           None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any sanctions administered by the U.S. Department of the Treasury (OFAC) or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or any of its Affiliates is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offer, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any other economic sanctions.

22.8           None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the FCPA) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the OECD Convention) or any similar law or regulation, to which the Company, any other member of the Group, any director, officer, agent, employee of any member of the Group or, to the knowledge of the Company, any Affiliate is subject; and the Company, each member of the Group and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

23.           United States Securities Regulations

23.1           None of the Company, its affiliates (as defined in Rule 405 under the Securities Act), or any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (within the meaning of Rule 902(c) of Regulation S under the Securities Act) with respect to the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights.

23.2           The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

23.3           The Company reasonably believes that there is no “substantial US market interest” (as defined in Rule 902(j) of Regulation S under the Securities Act) in any of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights or any security of the same class or series as the New Shares.

23.4           None of the Company, its affiliates (as defined under Rule 501(b) under Regulation D under the Securities Act) or any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in the United States in connection with any offer or sale of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights or has offered or will offer to sell or solicited or will solicit offers to by any New Shares, the Provisional Allotment Letter, Nil Paid Rights or the Fully Paid Rights in any manner involving a public offering in the United States within the meaning of Section 4(2) of the Securities Act.

23.5           None of the Company, its Affiliates or any person acting on behalf of any of them has, directly or indirectly, (a) made or will make offers or sales of any security, (b) solicited or will solicit offers or sales by any security, (c) otherwise negotiated or will negotiate in respect of any security, in any of the foregoing cases under circumstances that would require the registration of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights under the Securities Act or (d) taken or will take any other action that would require the registration of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights under the Securities Act.

23.6           The Company does not believe that it is and does not expect to become (whether as a result of the receipt and application of the proceeds of the sale of the New Shares, the Provisional Allotment Letters, the Nil Paid rights, or the Fully Paid Rights or otherwise) a “passive foreign investment company” within the meaning of section 1297 of the US Internal Revenue Code of 1986.

23.7           The Company is not, and, immediately after giving effect to the offering and sale of the New Shares, the Provisional Allotment Letters, the Nil Paid rights, or the Fully Paid Rights and the application of the proceeds thereof as set forth in the Draft Prospectus and, when published, the Prospectus, will not be, an “investment company” as such term is defined in the US Investment Company Act of 1940.

23.8           For so long as any New Shares, Provisional Allotment Letters, Nil Paid rights, or Fully Paid Rights are “restricted securities” within the meaning of Rule I44(a)(3) under the Securities Act, the Company will not become an “open-end company”, “unit investment trust” or “face-amount certificate company”, as such terms are defined in, and that is or is required to be registered under Section 8 of, the Investment Company Act.

23.9           There are no persons with registration rights or other similar rights to have any shares registered by the Company under the Securities Act.

23.10                      During the period of one year after Admission, the Company will not, and will not permit any of its Affiliates to, resell any New Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them other than in transactions that meet the applicable requirements of Regulation S.

SCHEDULE 4
LETTER OF CONFIRMATION

[On the letterhead of the Company]

To:	Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

Merrill Lynch International
2 King Edward Street
London ECIA lHQ

UBS Limited
1 Finsbury Avenue
London EC2M 2PP

(on behalf of themselves and the other Underwriters)

• 2008

Dear Sirs

We refer to the Underwriting Agreement between us dated • 2008 (the Underwriting Agreement) [and to the conditions set out in Clause 2.1 of the Underwriting Agreement (the Conditions)] [wording in square brackets only be included in the Certificate to be given under Part D of Schedule 2]. References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein.

We hereby confirm that:

(a)	[each of the Conditions, other than that contained in Clause 2.1(g), is satisfied as at the delivery of this letter;

(b)
we are not aware of any reason why the Conditions will not continue to be satisfied until Admission; and] [wording in square brackets only be included in the Certificate to be given under Part D of Schedule 2]

(c)
with reference to our obligation in Clause 12.2 of the Underwriting Agreement, it has not come to the knowledge of the Company or any Director that any of the representations, warranties or undertakings referred to in Clause 12.1 of the Underwriting Agreement was breached or untrue, inaccurate or misleading at the date of the Underwriting Agreement in any respect and so far as we are aware there has been no change in circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such representations, warranties or undertakings would be breached or untrue or inaccurate or misleading in any respect.

We undertake to notify you immediately if the confirmations contained in this letter could not continue to be given by us at any time prior to Admission (in each case by reference to the facts and circumstances then existing).

Yours faithfully

Director/Secretary

SCHEDULE 5

SELLING RESTRICTIONS

1.           General

Each Underwriter represents and warrants to, and agrees with the Company that it will, in all material respects, severally comply with such applicable laws in each jurisdiction in which it acquires, offers, sells or delivers the New Shares or Nil Paid Rights as are customarily complied with by banks of international reputation.

2.           United States

Each Underwriter represents and warrants to, and agrees with, the Company that:

(a)
none of the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares have been or will be registered under the Securities Act and none of them may be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(b)
neither it, its affiliates (as such term is defined in Rule 405 under the Securities Act) nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares

(c)
it has not offered or sold, and agrees that, subject to Clause (d) below, it will not offer or sell the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares within the United States except in accordance with Rule 903 of Regulation S under the Securities Act;

(d)	notwithstanding Clause (c) above, it may:

(i)        offer and sell Nil Paid Rights in accordance with Clause 7.1 and New Shares in accordance with Clause 8.4 and Clause 9.1 through its US registered broker-dealer affiliate in the United States to a limited number of “qualified institutional buyers” within the meaning of Rule l44A under the Securities Act (“QIBs”) in reliance on an exemption from the registration requirements of the Securities Act for transactions not involving any public offering of securities within the meaning of Section 4(2) thereof; and

(ii)        offer and sell New Shares acquired by it pursuant to Clause 9.1, through its US registered broker-dealer affiliate in the United States to a limited number of QIBs under restrictions and circumstances reasonably designed to preclude a distribution that would require registration of the New Shares under the Securities Act or under the securities laws of any state of the United States;

(e)
in connection with the offering of the New Shares within the United States, (A) it shall deliver and cause each of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) to deliver, to each subscriber whom it or such affiliate procures, a copy of an Investor Letter and (B) will inform, and cause each of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) to inform, QIBs in the United States acquiring New Shares that such New Shares (i) have not been and will not be registered under the Securities Act, (ii) are being sold in reliance on an exemption from the registration requirements of the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred except in an offshore transaction in accordance with Regulation S under the Securities Act (which, for the avoidance of doubt, would include a sale over the London Stock Exchange) for so long as such securities are “restricted securities” within the meaning of Rule l44(a)(3) under the Securities Act;

(f)
neither it, its affiliates (as such term is defined in Rule 501(b) under Regulation D under the Securities Act) nor any persons acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares in the United States, or otherwise has offered or will offer the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

SCHEDULE 6

THE UNDERWRITERS

(1)	(2)	(3)

Name	Address and fax number	Proportionate Share

Goldman Sachs International	Peterborough Court, 133 Fleet Street, London EC4A 2BB	40%

Fax number: +44 20 7774 1550

For the attention of: Equity Capital Markets

Merrill Lynch International	2 King Edward Street, London EC1A 1HQ	40%

Fax number: +44 20 7995 2516

For the attention of: ECM Syndicate Desk

UBS Limited	1 Finsbury Avenue, London EC2M 2PP	20%

Fax number: +44 20 7567 4127

For the attention of: Equity Capital Markets

SCHEDULE 7

OFFER TO ACCEDE TO UNDERWRITING AGREEMENT (THE OFFER)

This letter must be completed and returned as soon as possible, but in any event by not later than 4.00 p.m. (London time) on 23 April 2008. It may be sent by e-mail of a signed and scanned copy, although the original must still be returned to us by mail.

Date: 22 April 2008

To: Goldman Sachs International / Merrill Lynch International

For the attention of Dan Martin / Oliver Holbourn: Fax: +44 207 774 4477; +44 207 7995 4778

Dear Sir,

By this letter, we hereby irrevocably offer and undertake for the benefit of each party to the Underwriting Agreement (as defined below) (i) to participate in the Offering with a maximum underwriting commitment of £                                                   on the terms and subject to the conditions of the rights issue underwriting agreement entered into between, among others, Merrill Lynch International, Goldman Sachs International and the Company on 22 April 2008 (the Underwriting Agreement) and (ii) to accede to the Underwriting Agreement and to observe, perform and be bound by the terms and conditions thereof as an Underwriter. We hereby confirm we have received a copy of the Underwriting Agreement. Capitalised terms not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

We understand that neither the Company nor any of the Joint Sponsors are deemed to have accepted us as an Underwriter and/or a party to the Underwriting Agreement until the Company and each Joint Sponsor has countersigned this letter.

We also understand that the Company is at liberty to fully or partially accept our Offer.

Unless accepted as aforesaid, this Offer lapses on 24 April 2008 at 11.59 p.m. (London time).

For the purposes of the Underwriting Agreement our notice details are as follows:

Address:

Fax:

Attention:

The choice of law and jurisdiction set out in Clause 29 of the Underwriting Agreement is incorporated herein by reference.

This document takes effect on the date written at the beginning of it.

Executed and delivered as a deed by:

duly authorised for and on behalf of
[ ]

Signed by:

duly authorised for and on behalf of
The Royal Bank of Scotland Group plc

Signed by:

duly authorised for and on behalf of
Goldman Sachs International

Signed by:

duly authorised for and on behalf of
Merrill Lynch International

SIGNED by ………………………	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND	)	/s/ [illegible]
GROUP PLC	)

SIGNED by /s/ [illegible]…………………	)
for and on behalf of	)
GOLDMAN SACHS INTERNATIONAL	)

SIGNED by /s/ [illegible]…………………	)
for and on behalf of	)
MERRILL LYNCH INTERNATIONAL	)

SIGNED by………………………	)	/s/ Peter Guenthardt
and………………………	)	Peter Guenthardt
for and on behalf of	)	Executive Director
UBS LIMITED	)

/s/ Kunal Gandhi
Kunal Gandhi
Director

SIGNED by………………………	)
for and on behalf of	)
THE ROYAL BANK OF	)	/s/ [illegible]
SCOTLAND PLC	)